Filed Pursuant to Rule 424(b)(5)
File No. 333-278184-01

The information in this preliminary prospectus supplement is not complete and may be changed. Neither this preliminary prospectus supplement nor the accompanying prospectus is an offer to sell the securities and neither is soliciting any offer to buy the securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion

Preliminary Prospectus Supplement dated May 28, 2024

PROSPECTUS SUPPLEMENT

(To prospectus dated March 22, 2024)

Florida Power & Light Company

$

$     First Mortgage Bonds,    % Series due June 15, 2029

$     First Mortgage Bonds,    % Series due June 15, 2034

$     First Mortgage Bonds,    % Series due June 15, 2054

Florida Power & Light Company (“FPL”) will pay interest semi-annually on the     % first mortgage bonds due 2029 (the “2029 Offered Bonds”), the     % first mortgage bonds due 2034 (the “2034 Offered Bonds”), and the     % first mortgage bonds due 2054 (the “2054 Offered Bonds” and together with the 2029 Offered Bonds and the 2034 Offered Bonds, the “Offered Bonds”) on June 15 and December 15 of each year, beginning December 15, 2024.

FPL may redeem some or all of the Offered Bonds of each series, at any time or from time to time, before their maturity date at the redemption prices described under “Certain Terms of the Offered Bonds—Redemption” beginning on page S-6 of this prospectus supplement.

FPL does not intend to apply to list any series of the Offered Bonds on a securities exchange. The Offered Bonds are secured by the lien of FPL’s mortgage and rank equally with all of FPL’s first mortgage bonds from time to time outstanding. The lien of the mortgage is discussed under “Description of Bonds—Security” beginning on page 10 of the accompanying prospectus.

See “Risk Factors” on page S-4 of this prospectus supplement to read about certain factors you should consider before making an investment in the Offered Bonds.

Neither the Securities and Exchange Commission nor any other securities commission in any jurisdiction has approved or disapproved of the Offered Bonds or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Price to Public			Underwriting Discount			Proceeds to FPL before expenses
	Per Offered Bond		Total	Per Offered Bond		Total	Per Offered Bond		Total
Per 2029 Offered Bond		%	$		%	$		%	$
Per 2034 Offered Bond		%	$		%	$		%	$
Per 2054 Offered Bond		%	$		%	$		%	$

In addition to the Price to Public set forth above, each purchaser will pay an amount equal to the interest, if any, accrued on the Offered Bonds from the date that the Offered Bonds are originally issued to the date that they are delivered to that purchaser.

The Offered Bonds are expected to be delivered in book-entry only form through The Depository Trust Company for the accounts of its participants, including Clearstream Banking, société anonyme, and/or Euroclear Bank SA/NV, as operator of the Euroclear System, against payment in New York, New York on or about June     , 2024.

Joint Book-Running Managers

BBVA	BNP PARIBAS	CIBC Capital Markets	Citigroup

Loop Capital Markets	Regions Securities LLC	US Bancorp

ANZ Securities	BMO Capital Markets	BNY Mellon Capital Markets, LLC

COMMERZBANK	Fifth Third Securities	Goldman Sachs & Co. LLC	IMI — Intesa Sanpaolo

MUFG	nabSecurities, LLC	Natixis	PNC Capital Markets LLC

Rabo Securities	SOCIETE GENERALE	SMBC Nikko	TD Securities

The date of this prospectus supplement is May     , 2024.

You should rely only on the information incorporated by reference or provided in this prospectus supplement and in the accompanying prospectus and in any written communication from FPL or the underwriters specifying the final terms of the offering. Neither FPL nor the underwriters have authorized anyone else to provide you with additional or different information. Neither FPL nor the underwriters are making an offer of the Offered Bonds in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus supplement or in the accompanying prospectus is accurate as of any date other than the date on the front of those documents or that the information incorporated by reference is accurate as of any date other than the date of the document incorporated by reference.

Prospectus Supplement

Prospectus

S-i

PROSPECTUS SUPPLEMENT SUMMARY

You should read the following summary in conjunction with the more detailed information incorporated by reference or provided in this prospectus supplement or in the accompanying prospectus. This prospectus supplement and the accompanying prospectus contain forward-looking statements (as that term is defined in the Private Securities Litigation Reform Act of 1995). Forward-looking statements should be read with the cautionary statements in the accompanying prospectus under the heading “Forward-Looking Statements” and the important factors discussed in this prospectus supplement and in the incorporated documents. To the extent the following information is inconsistent with the information in the accompanying prospectus, you should rely on the following information. You should pay special attention to the “Risk Factors” section on page S-4 of this prospectus supplement to determine whether an investment in the Offered Bonds is appropriate for you.

FLORIDA POWER & LIGHT COMPANY

The information in this section supplements the information in the “Florida Power & Light Company” section on page 1 of the accompanying prospectus.

FPL is a rate-regulated electric utility engaged primarily in the generation, transmission, distribution and sale of electric energy in Florida. FPL is the largest electric utility in the state of Florida and one of the largest electric utilities in the U.S. At December 31, 2023, FPL had approximately 33,276 megawatts of net generating capacity and approximately 90,000 circuit miles of transmission and distribution lines and 883 substations. FPL provides service to its electric customers through an integrated transmission and distribution system that links its generation facilities to its customers.

FPL serves more than 12 million people through approximately 5.9 million customer accounts. FPL supplies electric service throughout most of the east and lower west coasts of Florida and eight counties throughout northwest Florida. FPL, which was incorporated under the laws of Florida in 1925, is a wholly-owned subsidiary of NextEra Energy, Inc.

FPL’s principal executive offices are located at 700 Universe Boulevard, Juno Beach, Florida 33408, telephone number (561) 694-4000, and its mailing address is P.O. Box 14000, Juno Beach, Florida 33408-0420.

THE OFFERING

Issuer	Florida Power & Light Company

First Mortgage Bonds Offered	$ First Mortgage Bonds, % Series due June 15, 2029.
$ First Mortgage Bonds, % Series due June 15, 2034.
$ First Mortgage Bonds, % Series due June 15, 2054.

Maturity	The 2029 Offered Bonds will mature on June 15, 2029.

The 2034 Offered Bonds will mature on June 15, 2034.

The 2054 Offered Bonds will mature on June 15, 2054.

Interest Rate	The 2029 Offered Bonds will bear interest at the rate of % per year.

The 2034 Offered Bonds will bear interest at the rate of  % per year.

The 2054 Offered Bonds will bear interest at the rate of  % per year.

Interest Payment Dates	Interest on the 2029 Offered Bonds, the 2034 Offered Bonds and the 2054 Offered Bonds will be payable semi-annually on June 15 and December 15 of each year, beginning December 15, 2024.

Redemption	At any time and from time to time prior to:

•	April 15, 2029 (two months prior to the maturity date of the 2029 Offered Bonds) (the “2029 Offered Bonds Par Call Date”), with respect to the 2029 Offered Bonds,

•	March 15, 2034 (three months prior to the maturity date of the 2034 Offered Bonds) (the “2034 Offered Bonds Par Call Date”), with respect to the 2034 Offered Bonds, and

•

December 15, 2053 (six months prior to the maturity date of the 2054 Offered Bonds) (the “2054 Offered Bonds Par Call Date,” and together with the 2029 Offered Bonds Par Call Date and the 2034 Offered Bonds Par Call Date, sometimes referred to as a “Par Call Date”), with respect to the 2054 Offered Bonds, the applicable series of Offered Bonds will be subject to redemption at the option of FPL in whole or in part at the applicable redemption prices determined as described under “Certain Terms of the Offered Bonds—Redemption” beginning on page S-6 of this prospectus supplement.

At any time and from time to time on or after:

•	the 2029 Offered Bonds Par Call Date, with respect to the 2029 Offered Bonds

•	the 2034 Offered Bonds Par Call Date, with respect to the 2034 Offered Bonds, and

•	the 2054 Offered Bonds Par Call Date, with respect to the 2054 Offered Bonds,

the applicable series of Offered Bonds will be subject to redemption at the option of FPL in whole or in part at a redemption price equal to 100% of the principal amount of the Offered Bonds being redeemed plus accrued and unpaid interest on the Offered Bonds being redeemed to but excluding the date of redemption.

Security and Ranking	The Offered Bonds are secured by the lien of FPL’s mortgage and rank equally with all of FPL’s first mortgage bonds from time to time outstanding. See “Description of Bonds” in the accompanying prospectus.

Denominations	The Offered Bonds will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Use of Proceeds	FPL will add the net proceeds from the sale of the Offered Bonds to its general funds. FPL intends to use its general funds for general corporate purposes, including the repayment of a portion of FPL’s outstanding commercial paper obligations.

No Listing	Each series of Offered Bonds is a new issue of securities with no established trading market. FPL does not intend to apply to list any series of the Offered Bonds on a securities exchange. FPL cannot give any assurance as to the maintenance of any trading market for, or the liquidity of, any series of the Offered Bonds.

Risk Factors	Before purchasing the Offered Bonds, investors should carefully consider the discussion of risks in “Risk Factors” on page S-4 of this prospectus supplement together with the risk factors and other information incorporated by reference or provided in the accompanying prospectus or in this prospectus supplement in order to evaluate an investment in the Offered Bonds.

RISK FACTORS

The information in this section supplements the information in the “Risk Factors” section on page 2 of the accompanying prospectus.

Before purchasing the Offered Bonds, investors should carefully consider the information under “Item 1A. Risk Factors” in FPL’s Annual Report on Form 10-K for the year ended December 31, 2023, which is incorporated by reference in this prospectus supplement and the accompanying prospectus together with the other information incorporated by reference or provided in the accompanying prospectus or in this prospectus supplement in order to evaluate an investment in the Offered Bonds.

USE OF PROCEEDS

The information in this section supplements the information in the “Use of Proceeds” section on page 3 of the accompanying prospectus. Please read these two sections together.

FPL will add the net proceeds from the sale of the Offered Bonds, which are expected to be approximately $     (after deducting underwriting discounts and other offering expenses), to its general funds. FPL intends to use its general funds for general corporate purposes, including the repayment of a portion of FPL’s outstanding commercial paper obligations. As of May 24, 2024, FPL had $50 million of outstanding commercial paper obligations, which mature in 6 days and which had an annual interest rate of 5.35%. FPL will temporarily invest in short-term instruments any proceeds that are not immediately used for these purposes.

CONSOLIDATED CAPITALIZATION OF FPL AND SUBSIDIARIES

The following table shows FPL’s consolidated capitalization as of March 31, 2024, and as adjusted to reflect the issuance of the Offered Bonds and the other transaction described below. This table, which is presented in this prospectus supplement solely to provide limited introductory information, is qualified in its entirety by, and should be considered in conjunction with, the more detailed information incorporated by reference or provided in this prospectus supplement or in the accompanying prospectus.

	March 31, 2024	Adjusted(a)
		Amount	Percent
	(In Millions)
Common shareholder’s equity	$43,406	$		%
Long-term debt (excluding current maturities)	23,393

Total capitalization	$66,799	$	100.0%

(a)

To give effect only to (i) the issuance of the Offered Bonds offered by this prospectus supplement and (ii) the loan to FPL in May 2024 of the proceeds from the issuance by the Miami-Dade County Industrial Development Authority of $344 million principal amount of its Revenue Bonds (Florida Power & Light Company Project), Series 2024A & Series 2024B. Adjusted amounts do not reflect the addition of any premiums or deduction of any discounts or debt issuance costs in connection with the issuance of the Offered Bonds. Adjusted amounts also do not reflect any other possible additional borrowings or issuance and sale of additional securities by FPL and its subsidiaries from time to time after the date of this prospectus supplement.

CERTAIN TERMS OF THE OFFERED BONDS

The information in this section supplements the information in the “Description of Bonds” section beginning on page 9 of the accompanying prospectus. Please read these two sections together.

General. FPL will issue each series of the Offered Bonds as a new series of First Mortgage Bonds (as defined in the accompanying prospectus) under the Mortgage (as defined in the accompanying prospectus). The One Hundred Thirty-Seventh Supplemental Indenture, dated as of May 1, 2024, supplements the Mortgage and establishes the specific terms of each series of the Offered Bonds.

The Offered Bonds will be initially issued as follows:

•	the 2029 Offered Bonds will initially be issued in the principal amount of $ ,

•	the 2034 Offered Bonds will initially be issued in the principal amount of $ , and

•	the 2054 Offered Bonds will initially be issued in the principal amount of $ .

The Offered Bonds will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Interest and Payment. FPL will pay interest semi-annually:

•	on the 2029 Offered Bonds at the rate of % per year,

•	on the 2034 Offered Bonds at the rate of % per year, and

•	on the 2054 Offered Bonds at the rate of % per year.

The Offered Bonds will mature as follows:

•	the 2029 Offered Bonds will mature on June 15, 2029,

•	the 2034 Offered Bonds will mature on June 15, 2034, and

•	the 2054 Offered Bonds will mature on June 15, 2054.

FPL will pay interest on the Offered Bonds of each series on June 15 and December 15 of each year, each such date referred to as an “Interest Payment Date,” until maturity or earlier redemption of such series. The first Interest Payment Date will be December 15, 2024. The record date for interest payable on the Offered Bonds of each series on any Interest Payment Date shall be the close of business on (1) the business day immediately preceding such Interest Payment Date so long as all of the Offered Bonds of such series remain in book-entry only form, or (2) the 15th calendar day immediately preceding such Interest Payment Date if any of the Offered Bonds of such series do not remain in book-entry only form. See “—Book-Entry Only Issuance.”

Interest on the Offered Bonds of each series will accrue from and including the date of original issuance to but excluding the first Interest Payment Date. Starting on the first Interest Payment Date, interest on each Offered Bond will accrue from and including the last Interest Payment Date to which FPL has paid, or duly provided for the payment of, interest on that Offered Bond to but excluding the next succeeding Interest Payment Date. No interest will accrue on an Offered Bond for the day that the Offered Bond matures. The amount of interest payable for any period will be computed on the basis of a 360-day year consisting of twelve 30-day months. The amount of interest payable for any period shorter than a full semi-annual period for which interest is computed will be computed on the basis of the number of days in the period using 30-day calendar months. If any date on which interest, principal or premium, if any, is payable on the Offered Bonds falls on a day that is not a business day, then payment of the interest, principal or premium payable on that date will be made on the next succeeding day which is a business day, and without any interest or other payment in respect of such delay. A “business day” is any day that is not a Saturday, a Sunday, or a day on which banking institutions or trust companies in New York City are generally authorized or required by law or executive order to remain closed.

Pursuant to the Mortgage, in the event FPL defaults in the payment of (i) principal or (ii) interest for a period of 30 days, FPL will pay interest on any overdue principal and (to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest on the Offered Bonds at the rate of 6% per year.

Issuance of Additional Bonds. As of March 31, 2024, FPL could have issued under the Mortgage in excess of $27 billion of additional First Mortgage Bonds based on unfunded Property Additions (as defined in the accompanying prospectus) and in excess of $7 billion of additional First Mortgage Bonds based on retired First Mortgage Bonds.

Dividend Restrictions. As of March 31, 2024, no retained earnings were restricted by provisions of the Mortgage described in the accompanying prospectus which restrict the amount of retained earnings that FPL can use to pay cash dividends on its common stock.

Redemption. FPL may redeem some or all of the Offered Bonds of each series at its option or if and when required by the Mortgage. FPL may redeem some or all of the Offered Bonds of each series, at its option, at any time or from time to time (each a “Redemption Date”).

Prior to

•	the 2029 Offered Bonds Par Call Date with respect to the 2029 Offered Bonds,

•	the 2034 Offered Bonds Par Call Date with respect to the 2034 Offered Bonds, and

•	the 2054 Offered Bonds Par Call Date with respect to the 2054 Offered Bonds,

FPL may redeem the 2029 Offered Bonds, the 2034 Offered Bonds or the 2054 Offered Bonds, as applicable, at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1)

(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the applicable Redemption Date (assuming the 2029 Offered Bonds matured on the 2029 Offered Bonds Par Call Date, the 2034 Offered Bonds matured on the 2034 Offered Bonds Par Call Date and the 2054 Offered Bonds matured on the 2054 Offered Bonds Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus

•	basis points with respect to the 2029 Offered Bonds,

•	basis points with respect to the 2034 Offered Bonds, and

•	basis points with respect to the 2054 Offered Bonds

less (b) interest accrued to the applicable Redemption Date, and

(2)	100% of the principal amount of the 2029 Offered Bonds, the 2034 Offered Bonds, or the 2054 Offered Bonds, as applicable, to be redeemed,

plus, in either case, accrued and unpaid interest thereon, if any, to but excluding the applicable Redemption Date.

On or after the 2029 Offered Bonds Par Call Date, the 2034 Offered Bonds Par Call Date or the 2054 Offered Bonds Par Call Date, as applicable, FPL may redeem the 2029 Offered Bonds, the 2034 Offered Bonds or the 2054 Offered Bonds, as applicable, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Offered Bonds of the applicable series being redeemed plus accrued and unpaid interest thereon, if any, to but excluding the applicable Redemption Date.

“Treasury Rate” means, with respect to any Redemption Date, the yield determined by FPL in accordance with the following two paragraphs.

The Treasury Rate shall be determined by FPL after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the Redemption Date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities—Treasury constant maturities—Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, FPL shall select, as applicable:

(1)

the yield for the Treasury constant maturity on H.15 exactly equal to the period from the applicable Redemption Date to the 2029 Offered Bonds Par Call Date, the 2034 Offered Bonds Par Call Date, or the 2054 Offered Bonds Par Call Date, as applicable, (the “Remaining Life”); or

(2)

if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields—one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life—and shall interpolate to the 2029 Offered Bonds Par Call Date, the 2034 Offered Bonds Par Call Date, or the 2054 Offered Bonds Par Call Date, as applicable, on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or

(3)	if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life.

For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the applicable Redemption Date.

If on the third business day preceding the applicable Redemption Date H.15 TCM is no longer published, FPL shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such Redemption Date of the United States Treasury security maturing on, or with a maturity that is closest to, the 2029 Offered Bonds Par Call Date, the 2034 Offered Bonds Par Call Date, or the 2054 Offered Bonds Par Call Date, as applicable. If there is no United States Treasury security maturing on the 2029 Offered Bonds Par Call Date, the 2034 Offered Bonds Par Call Date, or the 2054 Offered Bonds Par Call Date, as applicable, but there are two or more United States Treasury securities with a maturity date equally distant from the applicable Par Call Date, one with a maturity date preceding the applicable Par Call Date, and one with a maturity date following the applicable Par Call Date, FPL shall select the United States Treasury security with a maturity date preceding the applicable Par Call Date. If there are two or more United States Treasury securities maturing on the applicable Par Call Date, or two or more United States Treasury securities meeting the criteria of the preceding sentence, FPL shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

FPL’s actions and determinations in determining the applicable redemption price shall be conclusive and binding for all purposes, absent manifest error.

The Mortgage Trustee (as defined in the accompanying prospectus) shall have no duty to determine, or to verify FPL’s calculations of, the applicable redemption price.

Subject to the following sentence, the Offered Bonds will be redeemable upon notice at least 30 days prior to the applicable Redemption Date. FPL has reserved the right to amend the Mortgage without any consent, vote or other action of the holders of any First Mortgage Bonds issued after January 1, 2022, including each series of the Offered Bonds, to provide that each series of the Offered Bonds will be redeemable upon notice at least 10 days prior to the date of redemption.

The Mortgage provides that if FPL at any time elects to redeem some but not all of the Offered Bonds of a particular series, the Mortgage Trustee will select the particular Offered Bonds to be redeemed by proration among registered holders of the Offered Bonds, as applicable, or, in some cases, by such other method that it deems proper as provided in the Mortgage. However, if the Offered Bonds of such series are solely registered in the name of Cede & Co. and traded through The Depository Trust Company, or “DTC,” then DTC will select the Offered Bonds of such series to be redeemed in accordance with its practices as described below in “—Book-Entry Only Issuance.”

If, at the time notice of redemption is given, the redemption moneys are not on deposit with the Mortgage Trustee, then, if such notice so provides, the redemption shall be subject to the receipt of the redemption moneys before the applicable Redemption Date and such notice of redemption shall be of no force or effect unless such moneys are received.

Cash deposited under any provisions of the Mortgage (with certain exceptions) may be applied to the purchase of First Mortgage Bonds of any series.

Title. FPL and the Mortgage Trustee may treat the person in whose name an Offered Bond is registered as the absolute owner of that Offered Bond for the purpose of receiving payment and for all other purposes, regardless of any notice to the contrary.

Reserved Amendment Rights and Consents. See “Description of Bonds—Reserved Amendment Rights and Consents” beginning on page 10 of the accompanying prospectus for a discussion of reservations of rights to amend the Mortgage without the consent or other action of the holders of certain First Mortgage Bonds, including the consent of the holders of each series of the Offered Bonds to those amendments.

In addition, FPL has reserved the right to amend the Mortgage without the consent or other action by the holders of any First Mortgage Bonds created on or after May 1, 2024, including the consent of the holders of each series of the Offered Bonds, to (1) revise a basis for the issuance of additional First Mortgage Bonds from 60% (“60% Bonding Ratio”) to 70% (the “70% Bonding Ratio”) of unfunded Property Additions after adjustments to offset retirements, as described under “Description of Bonds—Issuance of Additional Bonds,” (2) provide that 10/6ths, a reciprocal of the 60% Bonding Ratio set forth in the funded property certificate described under “Description of Bonds—Recalibration of Funded Property” and 10/6ths, a reciprocal of the 60% Bonding Ratio set forth under “Description of Bonds—Release and Substitution of Property,” each be changed to 10/7ths, a reciprocal of the 70% Bonding Ratio and (3) provide for the elimination of the “net earnings” test that FPL is currently required, in most cases, to meet in order to issue First Mortgage Bonds as described under “Description of Bonds—Issuance of Additional Bonds.” In addition, each initial and future holder of the First Mortgage Bonds created on or after May 1, 2024, including the holders of each series of the Offered Bonds, by its acquisition of an interest in such First Mortgage Bonds, will irrevocably (a) consent to the amendments to the Mortgage described in this paragraph and set forth in the One Hundred Thirty-Seventh Supplemental Indenture referred to above, and (b) designate the Mortgage Trustee, and its successors, as its proxy with irrevocable instructions to vote and deliver written consents on behalf of such holder in favor of such amendments at any meeting of bondholders, in lieu of any meeting of bondholders, in any consent solicitation or otherwise.

Book-Entry Only Issuance. The Offered Bonds will trade through DTC. The Offered Bonds of each series will be represented by one or more global certificates and registered in the name of Cede & Co., DTC’s nominee. Upon issuance of the Offered Bonds, DTC or its nominee will credit, on its book-entry registration and transfer system, the principal amount of the Offered Bonds represented by such global certificates to the accounts of institutions that have an account with DTC or its participants. The accounts to be credited shall be designated by the underwriters. Ownership of beneficial interests in the global certificates will be limited to participants or persons that may hold interests through participants. The global certificates will be deposited with the Mortgage Trustee as custodian for DTC.

Purchasers of the Offered Bonds may hold interests in a global security through DTC, Clearstream Banking, société anonyme (“Clearstream, Luxembourg”), or Euroclear Bank SA/NV, as operator of the Euroclear System (“Euroclear”), directly if they are participants in such systems, or indirectly through organizations which are participants in such systems. Clearstream, Luxembourg and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream, Luxembourg’s and Euroclear’s names on the books of their respective depositaries, which in turn will hold such interests in customers’ securities accounts in the depositaries’ names on DTC’s books.

DTC. DTC is a clearing corporation within the meaning of the New York Uniform Commercial Code and a clearing agency registered under Section 17A of the Securities Exchange Act of 1934. DTC holds securities for its participants. DTC also facilitates the post-trade settlement of securities transactions among its participants through electronic computerized book-entry transfers and pledges in the participants’ accounts. This eliminates the need for physical movement of securities certificates. The participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Others who clear through or maintain a custodial relationship with a participant can use the DTC system. The rules that apply to DTC and those using its systems are on file with the Securities and Exchange Commission.

Purchases of the Offered Bonds within the DTC system must be made through participants, who will receive a credit for the Offered Bonds on DTC’s records. The beneficial ownership interest of each purchaser will be recorded on the appropriate participant’s records. Beneficial owners will not receive written confirmation from DTC of their purchases, but beneficial owners should receive written confirmations of the transactions, as well as periodic statements of their holdings, from the participants through whom they purchased Offered Bonds. Transfers of ownership in the Offered Bonds are to be accomplished by entries made on the books of the participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates for their Offered Bonds, except if use of the book-entry system for the Offered Bonds is discontinued.

To facilitate subsequent transfers, all Offered Bonds deposited by participants with DTC are registered in the name of DTC’s nominee, Cede & Co. The deposit of the Offered Bonds with DTC and their registration in the name of Cede & Co. effects no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the Offered Bonds. DTC’s records reflect only the identity of the participants to whose accounts such Offered Bonds are credited. These participants may or may not be the beneficial owners. Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to participants, and by participants to beneficial owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial owners of the Offered Bonds may wish to take certain steps to augment transmission to them of notices of significant events with respect to the Offered Bonds, such as redemptions, tenders, defaults and proposed amendments to the Mortgage. Beneficial owners of the Offered Bonds may wish to ascertain that the nominee holding the Offered Bonds has agreed to obtain and transmit notices to the beneficial owners.

Redemption notices will be sent to Cede & Co., as registered holder of the Offered Bonds. If less than all of the Offered Bonds of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the Offered Bonds of each participant to be redeemed.

Neither DTC nor Cede & Co. will itself consent or vote with respect to the Offered Bonds, unless authorized by a participant in accordance with DTC’s procedures. Under its usual procedures, DTC would mail an omnibus proxy to FPL as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those participants to whose accounts the Offered Bonds are credited on the record date. FPL believes that these arrangements will enable the beneficial owners to exercise rights equivalent in substance to the rights that can be directly exercised by a registered holder of the Offered Bonds.

Payments of redemption proceeds, principal of, and interest on the Offered Bonds will be made to Cede & Co., or such other nominee as may be requested by DTC. DTC’s practice is to credit participants’ accounts upon DTC’s receipt of funds and corresponding detail information from FPL or its agent, on the payable date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices. Payments will be the responsibility of participants and not of DTC, the Mortgage Trustee or FPL, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, principal and interest to Cede & Co. (or such other nominee as may be requested by DTC) is the responsibility of FPL. Disbursement of payments to participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of participants.

Except as provided in this prospectus supplement, a beneficial owner will not be entitled to receive physical delivery of the Offered Bonds. Accordingly, each beneficial owner must rely on the procedures of DTC to exercise any rights under the Offered Bonds.

DTC may discontinue providing its services as securities depositary with respect to the Offered Bonds at any time by giving reasonable notice to FPL. In the event no successor securities depositary is obtained, certificates for the Offered Bonds will be printed and delivered. FPL may decide to replace DTC or any successor depositary. Additionally, subject to the procedures of DTC, FPL may decide to discontinue use of the system of book-entry transfers through DTC (or a successor depositary) with respect to some or all of the Offered Bonds. In that event, certificates for such Offered Bonds will be printed and delivered. If certificates for Offered Bonds are printed and delivered,

•	the Offered Bonds will be issued in fully registered form without coupons;

•

a holder of certificated Offered Bonds would be able to exchange those Offered Bonds, without charge, for an equal aggregate principal amount of Offered Bonds of the same series, having the same issue date and with identical terms and provisions; and

•	a holder of certificated Offered Bonds would be able to transfer those Offered Bonds without cost to another holder, other than for applicable stamp taxes or other governmental charges.

Clearstream, Luxembourg. Clearstream, Luxembourg is incorporated under the laws of Luxembourg as a professional depositary. Clearstream, Luxembourg holds securities for its participating organizations (“Clearstream, Luxembourg Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg Participants through electronic book-entry changes in accounts of Clearstream, Luxembourg Participants, thereby eliminating the need for physical movement of certificates. Clearstream, Luxembourg provides to Clearstream, Luxembourg Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg interfaces with domestic markets in several countries. As a registered bank in Luxembourg, Clearstream, Luxembourg is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector, also known as Commission de Surveillance du Secteur Financier. Clearstream, Luxembourg Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream, Luxembourg is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream, Luxembourg Participant, either directly or indirectly.

Distributions with respect to interests in the Offered Bonds held beneficially through Clearstream, Luxembourg will be credited to cash accounts of Clearstream, Luxembourg Participants in accordance with its rules and procedures.

Euroclear. Euroclear was created in 1968 to hold securities for participants of Euroclear (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank SA/NV (“Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly. Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the terms and conditions governing use of Euroclear and the related operating procedures of Euroclear, and applicable Belgian law, which are referred to collectively as the Terms and Conditions. The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no records of or relationship with persons holding through Euroclear Participants.

Investors that acquire, hold and transfer interests in the Offered Bonds by book-entry through accounts with the Euroclear Operator or any other securities intermediary are subject to the laws and contractual provisions governing their relationship with their intermediary, as well as the laws and contractual provisions governing the relationship between such an intermediary and each other intermediary, if any, standing between themselves and the global securities.

Purchases of global securities under the DTC system must be made by or through direct participants, which will receive a credit for the global securities on DTC’s records. The ownership interest of each actual purchaser of each security (“Beneficial Owner”) is in turn to be recorded on the direct and indirect participants’ records and Clearstream, Luxembourg and Euroclear will credit on their book-entry registration and transfer systems the amount of Offered Bonds sold to certain non-U.S. persons to the account of institutions that have accounts with Euroclear, Clearstream, Luxembourg or their respective nominee participants. Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct participant or indirect participant through which the Beneficial Owner entered into the transaction.

Title to book-entry interests in the Offered Bonds will pass by book-entry registration of the transfer within the records of Clearstream, Luxembourg, Euroclear or DTC, as the case may be, in accordance with their respective procedures. Book-entry interests in the Offered Bonds may be transferred within Clearstream, Luxembourg and within Euroclear and between Clearstream, Luxembourg and Euroclear in accordance with procedures established for these purposes by Clearstream, Luxembourg and Euroclear. Book-entry interests in the Offered Bonds may be transferred within DTC in accordance with procedures established for this purpose by DTC. Transfers of book-entry interests in the Offered Bonds among Clearstream, Luxembourg and Euroclear and DTC may be effected in accordance with procedures established for this purpose by Clearstream, Luxembourg, Euroclear and DTC.

Cross-market transfers between persons holding directly or indirectly through DTC on the one hand, and directly or indirectly through Clearstream, Luxembourg Participants or Euroclear Participants, on the other, will be effected through DTC in accordance with DTC’s rules; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within the established deadlines of such system.

Due to time-zone differences, credits of the Offered Bonds received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such Offered Bonds settled during such processing will be reported to the relevant Clearstream, Luxembourg Participant or Euroclear Participant on such business day. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of the Offered Bonds by or through a Clearstream, Luxembourg Participant or a Euroclear Participant to a DTC participant will be received with value on the DTC settlement date, but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of the Offered Bonds among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be changed or discontinued at any time. Neither FPL nor the Mortgage Trustee will have any responsibility for the performance by DTC, Clearstream, Luxembourg and Euroclear or their direct participants or indirect participants under the rules and procedures governing DTC, Clearstream, Luxembourg or Euroclear, as the case may be.

The information in this section concerning DTC and DTC’s book-entry system, Clearstream, Luxembourg and Euroclear has been obtained from sources that FPL believes to be reliable, but none of FPL, the underwriters or the Mortgage Trustee takes any responsibility for the accuracy of this information.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES FOR NON-U.S. HOLDERS

The following discussion describes certain U.S. federal income tax consequences relating to the acquisition, ownership and disposition of the Offered Bonds applicable to Non-U.S. Holders (as defined below) as of the date hereof. Except where noted, this discussion deals only with Offered Bonds that are held as capital assets within the meaning of section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”), (generally, assets held for investment) by Non-U.S. Holders that purchase the Offered Bonds in the offering at their “issue price,” which will equal the first price at which a substantial amount of the Offered Bonds is sold for money to holders (not including bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers). The tax treatment of a Non-U.S. Holder may vary depending on the holder’s particular situation. This discussion does not address all of the tax consequences that may be relevant to Non-U.S. Holders that may be subject to special tax treatment, including (but not limited to) financial institutions, insurance companies, and accrual method taxpayers subject to special tax accounting rules as a result of their use of financial statements. In addition, this discussion does not address any aspects of state, local or foreign tax laws. This discussion is based on the U.S. federal income tax laws, regulations, rulings and decisions in effect as of the date hereof, which are subject to change or differing interpretations, possibly on a retroactive basis.

For purposes of this discussion, the term “Non-U.S. Holder” means a beneficial owner of Offered Bonds that is, for U.S. federal income tax purposes:

•	a nonresident alien individual (but not a U.S. expatriate);

•	a foreign corporation other than a “controlled foreign corporation” or a “passive foreign investment company” (each as defined in the Code);

•	an estate the income of which is not subject to U.S. federal income taxation on a net income basis; or

•

a trust if no court within the U.S. is able to exercise primary supervision over its administration or if no U.S. persons have the authority to control all substantial decisions of the trust, and that does not have a valid election in effect to be treated as a domestic trust for U.S. federal income tax purposes.

If a partnership (or any other entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds Offered Bonds, the U.S. federal income tax treatment of a partner will generally depend upon the status of the partner and upon the activities of the partnership. Non-U.S. Holders that are partners of partnerships holding Offered Bonds should consult their tax advisors.

Prospective investors should consult their own tax advisors as to the particular tax consequences to them of purchasing, owning and disposing of the Offered Bonds, including the application and effect of U.S. federal, state, local and foreign tax laws.

United States Federal Withholding Tax

Subject to the discussion below under “Information Reporting and Backup Withholding” and “Foreign Accounts Tax Compliance Act,” the 30% U.S. federal withholding tax that is generally imposed on interest from U.S. sources should not apply to interest paid (including any payments deemed to be payments of interest for U.S. federal income tax purposes, such as original issue discount) on an Offered Bond to a Non-U.S. Holder under the “portfolio interest exemption,” provided that:

•	the interest is not effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the U.S.;

•	the Non-U.S. Holder does not actually or constructively own 10% or more of the total combined voting power of all classes of FPL’s stock entitled to vote;

•	the Non-U.S. Holder is not a bank acquiring the Offered Bonds as an extension of credit entered into in the ordinary course of its trade or business;

•	the Non-U.S. Holder is not a controlled foreign corporation that is related directly or constructively to FPL through stock ownership; and

•

the Non-U.S. Holder provides to the withholding agent, in accordance with specified procedures, a statement to the effect that such Non-U.S. Holder is not a U.S. person (generally by providing a properly executed U.S. Internal Revenue Service (“IRS”) Form W-8BEN or IRS Form W-8BEN-E, as applicable, or other applicable and/or successor forms).

Special certification and other rules apply to certain Non-U.S. Holders that are pass through entities rather than individuals or foreign corporations.

If a Non-U.S. Holder cannot satisfy the requirements of the portfolio interest exemption described above, interest paid (including any payments deemed to be payments of interest for U.S. federal income tax purposes, such as original issue discount) on the Offered Bonds made to a Non-U.S. Holder will be subject to a 30% U.S. federal withholding tax, unless that Non-U.S. Holder provides the withholding agent with a properly executed IRS Form W-8BEN or W-8BEN-E (or a suitable substitute form) claiming a reduction of or an exemption from withholding under an applicable tax treaty or IRS Form W-8ECI (or a suitable substitute form) stating that such payments are not subject to withholding because they are effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the U.S.

In general, the 30% U.S. federal withholding tax will not apply to any gain or income that a Non-U.S. Holder realizes on the sale, exchange or other disposition of the Offered Bonds.

United States Federal Income Tax

If a Non-U.S. Holder is engaged in a trade or business in the U.S. (and, if an applicable U.S. income tax treaty applies, the Non-U.S. Holder maintains a permanent establishment or fixed base within the U.S.) and the interest is effectively connected with the conduct of that trade or business (and, if an applicable U.S. income tax treaty applies, is attributable to that permanent establishment or fixed base), that Non-U.S. Holder will be subject to U.S. federal income tax on the interest on a net income basis in the same manner as if that Non-U.S. Holder were a United States person (as defined in the Code). In addition, if such Non-U.S. Holder is a foreign corporation, it may also, under certain circumstances, be subject to an additional branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

Subject to the discussion below under “Information Reporting and Backup Withholding,” any gain realized on the disposition of an Offered Bond generally will not be subject to U.S. federal income tax unless:

•

that gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the U.S. (and, if an applicable U.S. income tax treaty applies, is attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder within the U.S.); or

•	the Non-U.S. Holder is an individual who is present in the U.S. for 183 days or more in the taxable year of the disposition and certain other conditions are met.

Information Reporting and Backup Withholding

The amount of interest paid on the Offered Bonds to Non-U.S. Holders generally must be reported annually to the IRS. These reporting requirements apply regardless of whether withholding was reduced or eliminated by any applicable income tax treaty. Copies of the information returns reflecting income in respect of the Offered Bonds may also be made available to the tax authorities in the country in which the Non-U.S. Holder is a resident under the provisions of an applicable income tax treaty or information sharing agreement.

A Non-U.S. Holder will generally not be subject to additional information reporting or to backup withholding with respect to payments on the Offered Bonds or to information reporting or backup withholding with respect to proceeds from the sale or other disposition of Offered Bonds to or through a U.S. office of any broker, as long as the Non-U.S. Holder:

•

has furnished to the payor or broker a valid IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, or other applicable and/or successor forms, certifying, under penalties of perjury, the Non-U.S. Holder’s status as a non U.S. person;

•	has furnished to the payor or broker other documentation upon which it may rely to treat the payments as made to a non U.S. person in accordance with applicable Treasury regulations; or

•	otherwise establishes an exemption.

The payment of the proceeds from a sale or other disposition of Offered Bonds to or through a foreign office of a broker will generally not be subject to information reporting or backup withholding. However, a sale or disposition of Offered Bonds will be subject to information reporting, but generally not backup withholding, if it is to or through a foreign office of a U.S. broker or a non U.S. broker with certain enumerated connections with the U.S. unless the documentation requirements described above are met or the Non-U.S. Holder otherwise establishes an exemption.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a Non-U.S. Holder will be allowed as a credit against such Non-U.S. Holder’s U.S. federal income tax liability, if any, or will otherwise be refundable, provided that the requisite procedures are followed and the proper information is filed with the IRS on a timely basis. Prospective investors should consult their own tax advisors regarding their qualification for exemption from backup withholding and the procedure for obtaining such exemption, if applicable.

Foreign Accounts Tax Compliance Act

Under sections 1471 through 1474 of the Code (commonly referred to as the Foreign Accounts Tax Compliance Act or “FATCA”) and under associated Treasury regulations and related administrative guidance (including proposed Treasury regulations that taxpayers may rely on until the promulgation of final Treasury regulations with respect thereto), a U.S. federal withholding tax at a 30% rate applies to interest payments on the Offered Bonds if paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (i) in the case of a foreign financial institution, such institution enters into an agreement with the U.S. Treasury to withhold on certain payments and to collect and provide substantial information regarding U.S. account holders, including certain account holders that are foreign entities with U.S. owners, (ii) in the case of a non-financial foreign entity, such entity provides the withholding agent with a certification that it does not have any “substantial United States owners” (as defined in the Code) or a certification identifying its direct or indirect substantial United States owners, or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. An applicable intergovernmental agreement regarding FATCA between the U.S. and a foreign jurisdiction may modify the rules discussed in this paragraph. If U.S. federal withholding tax under FATCA, or otherwise, is required on payments made to any holder of Offered Bonds, such withheld amount will be paid to the IRS. That payment, if made, will be treated as a payment of cash to the holder of the Offered Bonds with respect to whom the payment was made and will reduce the amount of cash to which such holder would otherwise be entitled. Under certain circumstances, you might be eligible for refunds or credits of such taxes from the IRS. Prospective investors should consult their tax advisors regarding the potential application of FATCA to their investment in the Offered Bonds.

The U.S. federal income tax discussion set forth above is included for general information only and may not be applicable depending upon a holder’s particular situation. Prospective investors should consult their tax advisors regarding the tax consequences to them of the purchase, ownership and disposition of Offered Bonds, including the tax consequences under state, local, foreign and other tax laws.

UNDERWRITING

The information in this section supplements the information in the “Plan of Distribution” section beginning on page 28 of the accompanying prospectus. Please read these two sections together.

FPL is selling the Offered Bonds to the underwriters named in the table below pursuant to an underwriting agreement between FPL and the underwriters named below, for whom BBVA Securities Inc., BNP Paribas Securities Corp., CIBC World Markets Corp., Citigroup Global Markets Inc., Loop Capital Markets LLC, Regions Securities LLC and U.S. Bancorp Investments, Inc. are acting as representatives (the “Representatives”). Subject to certain conditions, FPL has agreed to sell to each of the underwriters, and each of the underwriters has severally agreed to purchase, the principal amount of Offered Bonds of the respective series set forth opposite that underwriter’s name in the table below:

Underwriter	Principal Amount of 2029 Offered Bonds	Principal Amount of 2034 Offered Bonds	Principal Amount of 2054 Offered Bonds
BBVA Securities Inc.	$	$	$
BNP Paribas Securities Corp.
CIBC World Markets Corp.
Citigroup Global Markets Inc.
Loop Capital Markets LLC
Regions Securities LLC
U.S. Bancorp Investments, Inc.
ANZ Securities, Inc.
BMO Capital Markets Corp.
BNY Mellon Capital Markets, LLC
Commerz Markets LLC
Fifth Third Securities, Inc.
Goldman Sachs & Co. LLC
Intesa Sanpaolo IMI Securities Corp.
MUFG Securities Americas Inc.
nabSecurities, LLC
Natixis Securities Americas LLC
PNC Capital Markets LLC
Rabo Securities USA Inc.
SG Americas Securities, LLC
SMBC Nikko Securities America, Inc.
TD Securities (USA) LLC
Academy Securities, Inc.
Desjardins Securities Inc.
DNB Markets, Inc.
HSBC Securities (USA) Inc.
M&T Securities, Inc.
R. Seelaus & Co., LLC
Siebert Williams Shank & Co., LLC
WR Securities, LLC
MFR Securities, Inc.

Total	$	$	$

Under the terms and conditions of the underwriting agreement, the underwriters must buy all of the Offered Bonds when and if they buy any of them. The underwriting agreement provides that the obligations of the underwriters pursuant thereto are subject to certain conditions. In the event of a default by an underwriter, the underwriting agreement provides that, in certain circumstances, the purchase commitment of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated. The underwriters will sell the Offered Bonds to the public when and if the underwriters buy the Offered Bonds from FPL.

FPL will compensate the underwriters by selling the Offered Bonds of each series to them at a price that is less than the price to public set forth on the cover page of this prospectus supplement by the respective amount of the “Underwriting Discount” set forth in the table below. The underwriters will sell the Offered Bonds of each series to the public at the respective price to public and may sell the Offered Bonds to certain dealers at a price that is less than the price to public by no more than the amount of the corresponding “Initial Dealers’ Concession” set forth in the table below. The underwriters and such dealers may sell the Offered Bonds to certain other dealers at a price that is less than the price to public by no more than the amounts of the corresponding “Initial Dealers’ Concession” and the corresponding “Reallowed Dealers’ Concession” set forth in the table below.

	Per 2029 Offered Bond		Per 2034 Offered Bond		Per 2054 Offered Bond
(expressed as a percentage of principal amount)
Underwriting Discount		%		%		%
Initial Dealers’ Concession		%		%		%
Reallowed Dealers’ Concession		%		%		%

An underwriter may reject any or all offers for the Offered Bonds. After the initial public offering of the Offered Bonds, the underwriters may change the offering price and other selling terms of the Offered Bonds.

New Issue

Each series of Offered Bonds is a new issue of securities with no established trading market. FPL does not intend to apply to list any series of the Offered Bonds on a securities exchange. The underwriters have advised FPL that they intend to make a market in each series of the Offered Bonds but are not obligated to do so and may discontinue such market-making activities at any time without notice. FPL cannot give any assurance as to the maintenance of any trading market for, or the liquidity of, any series of the Offered Bonds.

Price Stabilization and Short Positions

In connection with the offering, the Representatives, on behalf of the underwriters, may purchase and sell the Offered Bonds in the open market. These transactions may include over-allotment, syndicate covering transactions and stabilizing transactions. Over-allotment includes syndicate sales of the Offered Bonds in excess of the principal amount of the Offered Bonds to be purchased by the underwriters in the offering, which creates a syndicate short position. Syndicate covering transactions involve purchases of the Offered Bonds in the open market after the distribution has been completed in order to cover syndicate short positions. Stabilizing transactions consist of certain bids or purchases of the Offered Bonds made for the purpose of preventing or retarding a decline in the market price of the Offered Bonds while the offering is in progress.

The underwriters may also impose a penalty bid. Penalty bids permit the underwriters to reclaim an initial dealers’ concession from a syndicate member when any of the Representatives, in covering syndicate short positions or making stabilizing purchases, repurchases the Offered Bonds originally sold by that syndicate member.

Any of these activities may cause the price of the Offered Bonds to be higher than the price that otherwise would exist in the open market in the absence of such transactions. These transactions may be effected in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time.

Selling Restrictions

General

The Offered Bonds are being offered for sale in the United States and in certain jurisdictions outside the United States, subject to applicable law.

Canada

The Offered Bonds may be sold only to purchasers purchasing, or deemed to be purchasing, as principal, that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Offered Bonds must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the accompanying prospectus (including any amendment) contain a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Prohibition of Sales to EEA Retail Investors

Each underwriter has represented and agreed that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Offered Bonds to any retail investor in the European Economic Area (“EEA”). For the purposes of this provision: (a) the expression “retail investor” means a person who is one (or more) of the following: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the Insurance Distribution Directive), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) No. 2017/1129 (as amended, the “Prospectus Regulation”) and (b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Offered Bonds to be offered so as to enable an investor to decide to purchase or subscribe for the Offered Bonds. Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Offered Bonds or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Offered Bonds or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

United Kingdom

Prohibition of Sales to UK Retail Investors

Each underwriter has represented and agreed that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Offered Bonds to any retail investor in the United Kingdom (the “UK”). For the purposes of this provision: (a) the expression “retail investor” means a person who is one (or more) of the following: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018, as amended by the

European Union (Withdrawal Agreement) Act 2020 (the “EUWA”); (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of UK domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of UK domestic law by virtue of the EUWA and (b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Offered Bonds to be offered so as to enable an investor to decide to purchase or subscribe for the Offered Bonds. Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of UK domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the Offered Bonds or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the Offered Bonds or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.

Other Regulatory Restrictions

In the United Kingdom, this offering document is only being distributed to and is only directed at persons (i) who fall within Article 19(5) (“investment professionals”) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 as amended (the “Financial Promotion Order”) or (ii) who fall within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order or (iii) who are persons to whom this offering document may otherwise lawfully be communicated without the need for such document to be approved, made or directed by an “authorised person” (as defined by Section 31(2) of the FSMA) under Section 21 of the FSMA (all such persons together being referred to as “relevant persons”).

In the United Kingdom, any investment or investment activity to which this offering document relates, including the Offered Bonds, is available only to relevant persons and will be engaged in only with relevant persons. In the United Kingdom, this offering document must not be acted on or relied on by persons who are not relevant persons.

Each underwriter has represented and agreed that:

•

it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the Offered Bonds in circumstances in which Section 21(1) of the FSMA does not apply to FPL; and

•	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Offered Bonds in, from or otherwise involving the United Kingdom.

Hong Kong

Each underwriter has represented and agreed that the Offered Bonds may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), and no advertisement, invitation or document relating to the Offered Bonds may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Offered Bonds which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Japan

The Offered Bonds have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Law No. 25 of 1948, as amended) (the “FIEA”) and accordingly, each underwriter has represented and agreed that it will not offer or sell any Offered Bonds, directly or indirectly, in Japan or to, or for the benefit of, any Japanese person, or to others for reoffering or resale, directly or indirectly, in Japan or to, or for the benefit of, any Japanese person except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and all other applicable laws, regulations and governmental guidelines of Japan in effect at the relevant time. For the purposes of this paragraph, “Japanese person” means any person who is a resident of Japan, including any corporation or other entity organized under the laws of Japan.

Singapore

This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Offered Bonds may not be circulated or distributed, nor may the Offered Bonds be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”)) under Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA ) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.

Where the Offered Bonds are subscribed or purchased under Section 275 of the SFA by a relevant person which is: (a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, the securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the Offered Bonds under Section 275 of the SFA except: (1) to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA, (2) where no consideration is given for the transfer, (3) where the transfer is by operation of law, (4) as specified in Section 276(7) of the SFA, or (5) as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018 of Singapore.

Switzerland

The Offered Bonds may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the Offered Bonds to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the Offered Bonds constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the Offered Bonds may be publicly distributed or otherwise made publicly available in Switzerland.

Taiwan

The Offered Bonds have not been and will not be registered or filed with, or approved by, the Financial Supervisory Commission of Taiwan, the Republic of China (“Taiwan”) pursuant to relevant securities laws and regulations and may not be offered or sold in Taiwan through a public offering or in any manner which would constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or would otherwise require registration or filing with or the approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized or will be authorized to offer, sell, give advice regarding or otherwise intermediate the offering or sale of the Offered Bonds in Taiwan.

United Arab Emirates

This prospectus supplement and the accompanying prospectus have not been reviewed, approved or licensed by the Central Bank of the United Arab Emirates (the “UAE”), the Emirates Securities and Commodities Authority (the “SCA”) or any other relevant licensing authority in the UAE including any licensing authority incorporated under the laws and regulations of any of the free zones established and operating in the UAE including, without limitation, the Dubai Financial Services Authority, a regulatory authority of the Dubai International Financial Centre.

This prospectus supplement and the accompanying prospectus are not intended to, and do not, constitute an offer, sale or delivery of shares or other securities under the laws of the UAE. Each underwriter has represented and agreed that the Offered Bonds have not been and will not be registered with the SCA or the UAE Central Bank, the Dubai Financial Market, the Abu Dhabi Securities Market or any other UAE regulatory authority or exchange.

Expenses and Indemnification

FPL estimates that its expenses in connection with the sale of the Offered Bonds, other than underwriting discounts, will be approximately $10.0 million. This estimate includes expenses relating to Florida taxes, printing, rating agency fees, Mortgage Trustee’s fees and legal fees, among other expenses.

FPL has agreed to indemnify the several underwriters against, or to contribute to payments the underwriters may be required to make in respect of, certain liabilities, including liabilities under the Securities Act of 1933.

Certain Relationships

The underwriters and their respective affiliates may engage in transactions with, and may perform services for, FPL and its affiliates in the ordinary course of business and have engaged, and may engage in the future, in commercial banking and/or investment banking transactions with FPL and its affiliates.

Desjardins Securities Inc. is not registered with the SEC as U.S. registered broker-dealer and accordingly will not effect any offers or sales within the United States except through one or more U.S. registered broker-dealers in compliance with applicable U.S. laws and regulations, including the rules of the Financial Industry Regulatory Authority, Inc.

Settlement

It is expected that delivery of the Offered Bonds will be made against payment therefor on or about June    , 2024, which will be the fourth business day following the date of pricing of the Offered Bonds. Under Rule 15c6-1 of the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, by virtue of the fact that the Offered Bonds initially will settle in T+4, purchasers who wish to trade the Offered Bonds on the date of pricing of the Offered Bonds or on the next two succeeding business days should specify an extended settlement cycle at the time they enter into any such trade to prevent failed settlement and should consult their own advisors.

PROSPECTUS

Florida Power & Light Company

Preferred Stock,

Warrants,

First Mortgage Bonds,

Senior Debt Securities

and

Subordinated Debt Securities

Florida Power & Light Company (“FPL”) may offer any combination of the securities described in this prospectus in one or more offerings from time to time in amounts authorized from time to time. This prospectus may also be used by a selling securityholder of the securities described herein.

FPL will provide specific terms of the securities, including the offering prices, in supplements to this prospectus. The supplements may also add, update or change information contained in this prospectus. You should read this prospectus and any supplements carefully before you invest.

FPL may offer these securities directly or through underwriters, agents or dealers. The supplements to this prospectus will describe the terms of any particular plan of distribution, including any underwriting arrangements. The “Plan of Distribution” section beginning on page 28 of this prospectus also provides more information on this topic.

See “Risk Factors” on page 2 of this prospectus to read about certain factors you should consider before purchasing any of the securities being offered.

FPL’s principal executive offices are located at 700 Universe Boulevard, Juno Beach, Florida 33408-0420, telephone number (561) 694-4000, and their mailing address is P.O. Box 14000, Juno Beach, Florida 33408-0420.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

March 22, 2024

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that FPL and certain of its affiliates have filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration process.

Under this shelf registration process, FPL may issue and sell any combination of the securities described in this prospectus in one or more offerings from time to time in amounts authorized by the board of directors of FPL. FPL may offer any of the following securities: preferred stock, warrants to purchase preferred stock, first mortgage bonds, senior debt securities and subordinated debt securities.

This prospectus provides you with a general description of the securities that FPL may offer. Each time FPL sells securities, FPL will provide a prospectus supplement that will contain specific information about the terms of that offering. Material United States federal income tax considerations applicable to the offered securities will be discussed in the applicable prospectus supplement if necessary. The applicable prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read both this prospectus and any applicable prospectus supplement together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation by Reference.”

For more detailed information about the securities, please read the exhibits to the registration statement. Those exhibits have been either filed with the registration statement or incorporated by reference from earlier SEC filings listed in the registration statement.

RISK FACTORS

Before purchasing the securities, investors should carefully consider the risk factors described in FPL’s annual, quarterly and current reports filed with the SEC under the Securities Exchange Act of 1934, which are incorporated by reference into this prospectus, together with the other information incorporated by reference or provided in this prospectus or in a related prospectus supplement in order to evaluate an investment in the securities.

FPL

FPL is a rate-regulated electric utility engaged primarily in the generation, transmission, distribution and sale of electric energy in Florida. FPL is the largest electric utility in the state of Florida and one of the largest electric utilities in the U.S. At December 31, 2023, FPL had 33,276 megawatts of net generating capacity and approximately 90,000 circuit miles of transmission and distribution lines and 883 substations. FPL provides service to its electric customers through an integrated transmission and distribution system that links its generation facilities to its customers.

FPL serves more than 12 million people through approximately 5.9 million customer accounts. FPL supplies electric service throughout most of the east and lower west coasts of Florida and eight counties throughout northwest Florida. FPL, which was incorporated under the laws of Florida in 1925, is a wholly-owned subsidiary of NextEra Energy, Inc.

FPL’s principal executive offices are located at 700 Universe Boulevard, Juno Beach, Florida 33408, telephone number (561) 694-4000, and its mailing address is P.O. Box 14000, Juno Beach, Florida 33408-0420.

USE OF PROCEEDS

Unless otherwise stated in a prospectus supplement, FPL will add the net proceeds from the sale of its securities to its general funds. FPL uses its general funds for corporate purposes, including to repay short-term borrowings, to repay, redeem or repurchase outstanding debt and to finance the acquisition or construction of additional electric facilities and capital improvements to and maintenance of existing facilities. FPL may temporarily invest any proceeds that it does not need to use immediately in short-term instruments.

WHERE YOU CAN FIND MORE INFORMATION

FPL files annual, quarterly and other reports and other information with the SEC. You can read and copy any information filed by FPL with the SEC. The SEC maintains an internet website (www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including FPL. FPL also maintains an internet website (www.fpl.com). Information on FPL’s internet website is not a part of this prospectus.

INCORPORATION BY REFERENCE

The SEC allows FPL to “incorporate by reference” information that FPL files with the SEC, which means that FPL may, in this prospectus, disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement in any subsequently filed document which also is or is deemed to be incorporated in this prospectus modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. FPL is incorporating by reference the document listed below and any future filings FPL makes with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus (other than any documents, or portions of documents, not deemed to be filed) until FPL sells all of the securities covered by the registration statement:

(1)	FPL’s Annual Report on Form 10-K for the year ended December 31, 2023.

You may request a copy of these documents, at no cost to you, by writing or calling Thomas P. Giblin, Jr., Esq., Morgan, Lewis & Bockius LLP, 101 Park Avenue, New York, New York 10178, (212) 309-6000. FPL will provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus.

FORWARD-LOOKING STATEMENTS

In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, FPL is herein filing cautionary statements identifying important factors that could cause FPL’s actual results to differ materially from those projected in forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, made by or on behalf of FPL in this prospectus or any prospectus supplement, in presentations, in response to questions or otherwise. Any statements that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions, strategies, future events or performance (often, but not always, through the use of words or phrases such as “may result,” “are expected to,” “will continue,” “is anticipated,” “believe,” “will,” “could,” “should,” “would,” “estimated,” “may,” “plan,” “potential,” “future,” “projection,” “goals,” “target,” “outlook,” “predict,” and “intend” or words of similar meaning) are not statements of historical facts and may be forward-looking. Forward-looking statements involve estimates, assumptions and uncertainties. Accordingly, any such statements are qualified in their entirety by reference to, and are accompanied by, important factors discussed in FPL’s reports that are incorporated herein by reference (in addition to any assumptions and other factors referred to specifically in connection with such forward-looking statements) that could have a significant impact on FPL’s operations and financial results, and could cause FPL’s actual results to differ materially from those contained or implied in forward-looking statements made by or on behalf of FPL.

Any forward-looking statement speaks only as of the date on which such statement is made, and FPL undertakes no obligation to update any forward-looking statement to reflect events or circumstances, including, but not limited to, unanticipated events, after the date on which such statement is made, unless otherwise required by law. New factors emerge from time to time and it is not possible for management to predict all of such factors, nor can it assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained or implied in any forward-looking statement.

The issues and associated risks and uncertainties discussed in the reports that are incorporated herein by reference are not the only ones FPL may face. Additional issues may arise or become material as the energy industry evolves. The risks and uncertainties associated with those additional issues could impair FPL’s business in the future.

DESCRIPTION OF PREFERRED STOCK

General. The following statements describing FPL’s preferred stock are not intended to be a complete description. For additional information, please see FPL’s Restated Articles of Incorporation, as currently in effect (“Charter”), and its Amended and Restated Bylaws, as currently in effect. You should read this summary together with the articles of amendment to the Charter, which will describe the terms of any preferred stock to be offered hereby, for a complete understanding of all the provisions. Each of these documents has previously been filed, or will be filed, with the SEC and each is or will be an exhibit to the registration statement filed with the SEC of which this prospectus is a part. Reference is also made to the Florida Business Corporation Act and other applicable laws.

The Charter currently authorizes three classes of preferred stock. No shares of preferred stock are presently outstanding. Unless the Charter is amended prior to the offering of the preferred stock offered hereunder to change the class or classes of preferred stock authorized to be issued, the preferred stock offered hereunder will be one or more series of FPL’s Preferred Stock, $100 par value per share (“Serial Preferred Stock”) and/or one or more series of FPL’s Preferred Stock, without par value (“No Par Preferred Stock”). Under the Charter, 10,414,100 shares of Serial Preferred Stock and 5,000,000 shares of No Par Preferred Stock are available for issuance. The Charter also authorizes the issuance of 5,000,000 shares of Subordinated Preferred Stock, without par value (“Subordinated Preferred Stock”). References in this “Description of Preferred Stock” section of this prospectus to preferred stock do not include the Subordinated Preferred Stock.

In the event that the Charter is amended to change its authorized preferred stock, the authorized preferred stock will be described in a prospectus supplement.

Some terms of a series of preferred stock may differ from those of another series. The terms of any preferred stock being offered will be described in a prospectus supplement. These terms will also be described in articles of amendment to the Charter, which will establish the terms of the preferred stock being offered. These terms will include any of the following that apply to that series:

(1)	the class of preferred stock, the number of shares in the series and the title of that series of preferred stock,

(2)	the annual rate or rates of dividends payable and the date from which such dividends shall commence to accrue,

(3)

the terms and conditions, including the redemption price and the date or dates, on which the shares of the series of preferred stock may be redeemed or converted into another class of security, the manner of effecting such redemption and any restrictions on such redemptions,

(4)	any sinking fund or other provisions that would obligate FPL to redeem or repurchase shares of the series of preferred stock, and

(5)	with respect to the No Par Preferred Stock only, variations with respect to whole or fractional voting rights and involuntary liquidation values.

Voting Rights. NEE, as the owner of all of FPL’s common stock, has sole voting power with respect to FPL, except as provided in the Charter or as otherwise required by law. The voting rights provided in the Charter relating to the Serial Preferred Stock and the No Par Preferred Stock will be described in the applicable prospectus supplement relating to any particular preferred stock being offered.

Liquidation Rights. In the event of any voluntary liquidation, dissolution or winding up of FPL, unless otherwise described in a related prospectus supplement, the Serial Preferred Stock and No Par Preferred Stock will rank pari passu with all classes of preferred stock then outstanding and shall have a preference over each series of the Subordinated Preferred Stock (none of which has been issued or is currently outstanding) and the common stock until an amount equal to the then current redemption price shall have been paid. In the event of any involuntary liquidation, dissolution or winding up of FPL,

(1)

the Serial Preferred Stock will rank pari passu with all classes of preferred stock then outstanding and shall also have a preference over each series of the Subordinated Preferred Stock and the common stock until $100 per share shall have been paid, and

(2)

the No Par Preferred Stock will rank pari passu with all classes of FPL’s preferred stock then outstanding and shall also have a preference over each series of Subordinated Preferred Stock and the common stock until the full involuntary liquidation value thereof, as established upon issuance of the applicable series of No Par Preferred Stock, shall have been paid, plus, in each case, all accumulated and unpaid dividends thereon, if any. Any changes to the liquidation rights of the Serial Preferred Stock and the No Par Preferred Stock will be described in a prospectus supplement relating to any preferred stock being offered.

DESCRIPTION OF WARRANTS

FPL may issue warrants to purchase preferred stock. The terms of any such warrants being offered and any related warrant agreement between FPL and a warrant agent will be described in a prospectus supplement.

DESCRIPTION OF BONDS

General. FPL will issue first mortgage bonds, in one or more series, under its Mortgage and Deed of Trust dated as of January 1, 1944, with Deutsche Bank Trust Company Americas, as mortgage trustee, which has been amended and supplemented in the past, which may be supplemented prior to the issuance of these first mortgage bonds, and which will be supplemented again by one or more supplemental indentures relating to these first mortgage bonds. The Mortgage and Deed of Trust, as amended and supplemented, is referred to in this prospectus as the “Mortgage.” Deutsche Bank Trust Company Americas, as trustee under the Mortgage, is referred to in this prospectus as the “Mortgage Trustee.” The first mortgage bonds offered pursuant to this prospectus and any applicable prospectus supplement are referred to as the “Bonds.”

FPL may issue an unlimited amount of First Mortgage Bonds under the Mortgage so long as it meets the issuance tests set forth in the Mortgage, which are generally described below under “—Issuance of Additional Bonds.” The Bonds and all other first mortgage bonds issued previously or hereafter under the Mortgage are collectively referred to in this prospectus as the “First Mortgage Bonds.”

This section briefly summarizes some of the terms of the Bonds and some of the provisions of the Mortgage and uses some terms that are not defined in this prospectus but that are defined in the Mortgage. This summary is not complete. You should read this summary together with the Mortgage and the supplemental indenture creating the Bonds for a complete understanding of all the provisions. The Mortgage and the form of supplemental indenture have previously been filed with the SEC, and are exhibits to the registration statement filed with the SEC of which this prospectus is a part. In addition, the Mortgage is qualified as an indenture under the Trust Indenture Act of 1939 and therefore subject to the provisions of the Trust Indenture Act of 1939. You should read the Trust Indenture Act of 1939 for a complete understanding of its provisions.

All Bonds of one series need not be issued at the same time, and a series may be re-opened for issuances of additional Bonds of such series. This means that FPL may from time to time, without notice to, or the consent of any existing holders of the previously-issued Bonds of a particular series, create and issue additional Bonds of such series. Such additional Bonds will have the same terms as the previously-issued Bonds of such series in all respects except for the issue date and, if applicable, the initial interest payment date. The additional Bonds will be consolidated and form a single series with the previously-issued Bonds of such series.

Each series of Bonds may have different terms. FPL will include some or all of the following information about a specific series of Bonds in a prospectus supplement relating to that specific series of Bonds:

(1)	the designation and series of those Bonds,

(2)	the aggregate principal amount of those Bonds,

(3)	the offering price of those Bonds,

(4)	the date(s) on which those Bonds will mature,

(5)	the interest rate(s) for those Bonds, or how the interest rate(s) will be determined,

(6)	the dates on which FPL will pay the interest on those Bonds,

(7)	the denominations in which FPL may issue those Bonds, if other than denominations of $1,000 or multiples of $1,000,

(8)	the place where the principal of and interest on those Bonds will be payable, if other than at Deutsche Bank Trust Company Americas in New York City,

(9)	the currency or currencies in which payment of the principal of and interest on those Bonds may be made, if other than U.S. dollars,

(10)	the terms pursuant to which FPL may redeem any of those Bonds,

(11)	whether all or a portion of those Bonds will be in global form, and

(12)	any other terms or provisions relating to those Bonds that are not inconsistent with the provisions of the Mortgage.

FPL will issue the Bonds in fully registered form without coupons, unless otherwise stated in a prospectus supplement. A holder of Bonds may exchange those Bonds, without charge, for an equal aggregate principal amount of Bonds of the same series, having the same issue date and with identical terms and provisions, unless otherwise stated in a prospectus supplement. A holder of Bonds may transfer those Bonds without cost to the holder, other than for applicable stamp taxes or other governmental charges, unless otherwise stated in a prospectus supplement.

Reserved Amendment Rights and Consents. FPL has reserved the right to amend the Mortgage without the consent or other action by the holders of any First Mortgage Bonds created on or after June 15, 2018, to make changes to the Mortgage, including those described in this “Description of Bonds.” In addition, each initial and future Holder of the Bonds that FPL may offer pursuant to this prospectus, by its acquisition of an interest in such Bonds, will irrevocably (a) consent to the amendments to the Mortgage described herein and set forth in the One Hundred Twenty-Eighth Supplemental Indenture referred to below, and (b) designate the Mortgage Trustee, and its successors, as its proxy with irrevocable instructions to vote and deliver written consents on behalf of such Holder in favor of such amendments at any meeting of bondholders, in lieu of any meeting of bondholders, in any consent solicitation or otherwise. As of December 31, 2023, the holders of First Mortgage Bonds in the principal amount of $9.7 billion, representing approximately 49% of the aggregate principal amount of the First Mortgage Bonds then outstanding have consented to such amendments. This section briefly summarizes the reserved amendment rights that relate to the provisions of the Mortgage described herein. This summary is not complete. You should read this summary together with the One Hundred Twenty-Eighth Supplemental Indenture, dated as of June 15, 2018, which has been filed with the SEC and is an exhibit to the registration statement filed with the SEC of which this prospectus is a part, together with the Mortgage for a complete understanding of the reserved amendment rights.

Special Provisions for Retirement of Bonds. If, during any 12 month period, any governmental body orders FPL to dispose of mortgaged property, or buys mortgaged property from FPL, and FPL receives $10 million or more from the sale or disposition, then, in most cases, FPL must use that money to redeem First Mortgage Bonds. If this occurs, FPL may redeem First Mortgage Bonds of any series that are redeemable for such reason at the redemption prices applicable to those First Mortgage Bonds. If any Bonds are so redeemable, the redemption prices applicable to those Bonds will be set forth in a prospectus supplement.

Security. The Mortgage secures the Bonds as well as all other First Mortgage Bonds already issued under the Mortgage and still outstanding. FPL may issue more First Mortgage Bonds in the future and those First Mortgage Bonds will also be secured by the Mortgage. The Mortgage constitutes a first mortgage lien on all of the properties and franchises that FPL owns, except as discussed below.

The lien of the Mortgage is or may be subject to the following:

(1)	leases of minor portions of FPL’s property to others for uses that do not interfere with FPL’s business,

(2)	leases of certain property that is not used in FPL’s electric business,

(3)	Excepted Encumbrances, which include certain tax and real estate liens, and specified rights, easements, restrictions and other obligations, and

(4)	vendors’ liens, purchase money mortgages and liens on property that already exist at the time FPL acquires that property.

FPL has reserved the right to amend the Mortgage without the consent or other action by the holders of any First Mortgage Bonds created on or after June 15, 2018, to revise the definition of “Excepted Encumbrances” to mean the following:

(1)

tax liens, assessments and other governmental charges or requirements which are not delinquent or which are being contested in good faith and by appropriate proceedings or of which at least ten business days’ notice has not been given to FPL’s general counsel or to such other person designated by FPL to receive such notices,

(2)

mechanics’, workmen’s, repairmen’s, materialmen’s, warehousemen’s and carriers’ liens, other liens incident to construction, liens or privileges of any of FPL’s employees for salary or wages earned, but not yet payable, and other liens, including without limitation liens for worker’s compensation awards, arising in the ordinary course of business for charges or requirements which are not delinquent or which are being contested in good faith and by appropriate proceedings or of which at least ten business days’ notice has not been given to FPL’s general counsel or to such other person designated by FPL to receive such notices,

(3)	specified judgment liens and prepaid liens,

(4)	easements, leases, reservations or other rights of others (including governmental entities) in, and defects of title in, FPL’s property,

(5)	liens securing indebtedness or other obligations relating to real property FPL acquired for specified transmission or distribution purposes or for the purpose of obtaining rights-of-way,

(6)	specified leases and leasehold, license, franchise and permit interests,

(7)	liens resulting from law, rules, regulations, orders or rights of governmental authorities and specified liens required by law or governmental regulations,

(8)	liens to secure public obligations; rights of others to take minerals, timber, electric energy or capacity, gas, water, steam or other products produced by FPL or by others on FPL’s property,

(9)	rights and interests of persons other than FPL arising out of agreements relating to the common ownership or joint use of property, and liens on the interests of those persons in the property,

(10)	restrictions on assignment and/or requirements of any assignee to qualify as a permitted assignee and/or public utility or public services corporation,

(11)	liens which have been bonded for the full amount in dispute or for the payment of which other adequate security arrangements have been made, and

(12)

easements, ground leases or rights-of-way for the purpose of roads, pipe lines, transmission lines, distribution lines, communication lines, railways, removal or transportation of coal, lignite, gas, oil or other minerals or timber, and other like purposes, or for the joint or common use of real property, rights-of-way, facilities and/or equipment.

The Mortgage does not create a lien on the following “excepted property”:

(1)	cash and securities,

(2)	certain equipment, materials or supplies and fuel (including nuclear fuel unless it is expressly subjected to the lien of the Mortgage),

(3)	automobiles and other vehicles,

(4)	receivables, contracts, leases and operating agreements,

(5)	materials or products, including electric energy, that FPL generates, produces or purchases for sale or use by FPL, and

(6)	timber, minerals, mineral rights and royalties.

The Mortgage will generally also create a lien on property that FPL acquires after the date of this prospectus, other than “excepted property.” However, if FPL consolidates with or merges into, or transfers substantially all of the mortgaged property to, another company, the lien created by the Mortgage will generally not cover the property of the successor company, other than the mortgaged property that it acquires from FPL and improvements, replacements and additions to the mortgaged property.

The Mortgage provides that the Mortgage Trustee has a lien on the mortgaged property for the payment of its reasonable compensation and expenses and for indemnity against certain liabilities. This lien takes priority over the lien securing the Bonds.

Issuance of Additional Bonds. FPL may issue an unlimited amount of First Mortgage Bonds under the Mortgage so long as it meets the issuance tests set forth in the Mortgage, which are generally described below. FPL may issue Bonds from time to time in an amount equal to:

(1)	60% of unfunded Property Additions after adjustments to offset retirements,

(2)	the amount of retired First Mortgage Bonds or Qualified Lien Bonds (as such term is defined in the Mortgage), and

(3)	the amount of cash that FPL deposits with the Mortgage Trustee.

“Property Additions” generally include the following:

(a)	plants, lines, pipes, mains, cables, machinery, boilers, transmission lines, pipe lines, distribution systems, service systems and supply systems,

(b)	nuclear fuel that has been expressly subjected to the lien of the Mortgage,

(c)	railroad cars, barges and other transportation equipment (other than trucks) for the transportation of fuel, and

(d)	other property, real or personal, and improvements, extensions, additions, renewals or replacements located within the United States of America or its coastal waters.

FPL may use any mortgaged property of the type described in (a) through (d) immediately above as Property Additions whether or not that property is in operation and prior to obtaining permits or licenses relating to that property. Securities, fuel (including nuclear fuel unless expressly subjected to the lien of the Mortgage), automobiles or other vehicles, or property used principally for the production or gathering of natural gas do not qualify as Property Additions. The Mortgage contains restrictions on the issuance of First Mortgage Bonds based on Property Additions that are subject to other liens and upon the increase of the amount of those liens.

FPL has reserved the right to amend the Mortgage without the consent or other action by the holders of any First Mortgage Bonds created on or after June 15, 2018, to revise the definition of Property Additions to include any fuel, vehicles or natural gas production or gathering property that become mortgaged property.

In most cases, FPL may not issue Bonds unless it meets the “net earnings” test set forth in the Mortgage, which requires, generally, that FPL’s adjusted net earnings (before income taxes) for 12 consecutive months out of the 15 months preceding the issuance must have been either:

(1)

at least twice the annual interest requirements on all First Mortgage Bonds at the time outstanding, including the Bonds that FPL proposes to issue at the pertinent time, and all indebtedness of FPL that ranks prior or equal to the First Mortgage Bonds, or

(2)

at least 10% of the principal amount of all First Mortgage Bonds at the time outstanding, including the Bonds that FPL proposes to issue at the pertinent time, and all indebtedness of FPL that ranks prior or equal to the First Mortgage Bonds.

The Mortgage requires FPL to replace obsolete or worn out mortgaged property and specifies certain deductions to FPL’s adjusted net earnings for property repairs, retirement, additions and maintenance. With certain exceptions, FPL does not need to meet the “net earnings” test to issue Bonds if the issuance is based on retired First Mortgage Bonds or Qualified Lien Bonds.

As of December 31, 2023, FPL could have issued under the Mortgage in excess of $27 billion of additional First Mortgage Bonds based on unfunded Property Additions and in excess of $7 billion of additional First Mortgage Bonds based on retired First Mortgage Bonds.

Recalibration of Funded Property. FPL has reserved the right to amend the Mortgage without the consent or other action by the holders of any First Mortgage Bonds created on or after June 15, 2018, to change the definition of Funded Property (as defined in the Mortgage), as long as FPL has delivered to the Mortgage Trustee an independent engineer’s certificate referred to as a “funded property certificate.” This funded property certificate would describe all or a portion of mortgaged property which has a fair value not less than 10/6ths of the sum of the principal amount of the First Mortgage Bonds outstanding and the principal amount of the First Mortgage Bonds that FPL is entitled to have authenticated on the basis of retired First Mortgage Bonds. Once this funded property certificate is delivered to the Mortgage Trustee, the definition of Funded Property will mean any mortgaged property described in the funded property certificate. Property Additions will become Funded Property when used under the Mortgage for the issuance of First Mortgage Bonds, the release or retirement of Funded Property, or the withdrawal of cash deposited with the Mortgage Trustee for the issuance of First Mortgage Bonds or the release of Funded Property.

Release and Substitution of Property. FPL may release property from the lien of the Mortgage if it does any of the following in an aggregate amount equal to the fair value of the property to be released:

(1)	deposits with the Mortgage Trustee, cash or, to a limited extent, purchase money mortgages,

(2)	uses unfunded Property Additions acquired by FPL in the last five years, or

(3)	waives its right to issue First Mortgage Bonds,

in each case without satisfying any net earnings requirement.

FPL has reserved the right to amend the Mortgage without the consent or other action by the holders of any First Mortgage Bonds created on or after June 15, 2018, as follows:

(1)	to permit releases of property without the sale or disposition of such property;

(2)	to eliminate the five-year limit referred to in clause (2) above; and,

(3)

to specify that releases of property can be made on the basis of (i) the aggregate principal amount of First Mortgage Bonds that FPL would be entitled to issue on the basis of retired Qualified Lien Bonds; or (ii) 10/6ths of the aggregate principal amount of First Mortgage Bonds that FPL would be entitled to issue on the basis of retired First Mortgage Bonds, in each case with the entitlement being waived by operation of the release, and in each case without satisfying any net earnings requirement.

In addition, FPL has reserved the right to amend the Mortgage without the consent or other action by the holders of any First Mortgage Bonds created on or after June 15, 2018, to permit FPL to release unfunded property if after such release at least one dollar in unfunded Property Additions remains subject to the lien of the Mortgage.

If FPL deposits cash so that it may release property from the lien of the Mortgage or so that it may issue additional First Mortgage Bonds, it may withdraw that cash if it uses unfunded Property Additions or waives its right to issue First Mortgage Bonds without satisfying any net earnings requirement in an amount equal to the cash that FPL seeks to withdraw.

When property released from the lien of the Mortgage is not Funded Property, then, if FPL acquires new Property Additions and files the necessary certificates and opinions with the Mortgage Trustee within two years after such release:

(1)	Property Additions used for the release of that property will not (subject to some exceptions) be considered Funded Property, and

(2)

any waiver by FPL of its right to issue First Mortgage Bonds, which waiver is used for the release of that property, will cease to be an effective waiver and FPL will regain the right to issue those First Mortgage Bonds.

The Mortgage contains provisions relating to the withdrawal or application of cash proceeds of mortgaged property that is not Funded Property that are deposited with the Mortgage Trustee, which provisions are similar to the provisions relating to release of that property. The Mortgage contains special provisions relating to pledged Qualified Lien Bonds and the disposition of money received on those Qualified Lien Bonds.

FPL does not need a release from the Mortgage in order to use its nuclear fuel even if that nuclear fuel has been expressly subjected to the lien and operation of the Mortgage.

Dividend Restrictions. FPL will not enter into a dividend covenant with respect to the Bonds; however, so long as First Mortgage Bonds issued prior to June 15, 2018 are outstanding, the Mortgage will restrict the amount of retained earnings that FPL can use to pay cash dividends on its common stock. The restricted amount may change depending on factors set out in the Mortgage. Other than this restriction on the payment of common stock dividends, the Mortgage does not restrict FPL’s use of retained earnings. As of December 31, 2023, no retained earnings were restricted by these provisions of the Mortgage.

Modification of the Mortgage. Generally the rights of the holders of First Mortgage Bonds may be modified with the consent of the holders of a majority of the principal amount of all of the outstanding First Mortgage Bonds. However, if less than all series of First Mortgage Bonds are affected by a modification, that modification instead requires the consent of the holders of a majority of the principal amount of the outstanding First Mortgage Bonds of all series that are so affected.

Notwithstanding the right to modify of the Mortgage described above, in most cases, the following modifications will not be effective against any holder of First Mortgage Bonds affected by the modification unless that holder consents to:

(1)	modification of the terms of payment of principal and interest payable to that holder,

(2)	modification creating an equal or prior lien on the mortgaged property or depriving that holder of the benefit of the lien of the Mortgage, and

(3)	modification reducing the percentage vote required for modification.

Generally FPL has the right to amend the Mortgage, without the consent of the holders of any First Mortgage Bonds, for any of the following purposes:

(1)	to waive, surrender or restrict any power, privilege or right conferred on FPL under the Mortgage,

(2)	to enter into any further covenants, limitations and restrictions for the benefit of any one or more series of bonds,

(3)	to cure any ambiguity in the Mortgage or any supplemental indenture, or

(4)	to establish the terms and provisions of any new series of First Mortgage Bonds.

FPL has reserved the right to amend the Mortgage without the consent or other action by the holders of any First Mortgage Bonds created on or after June 15, 2018, to permit FPL to amend the Mortgage without the consent of any holders of First Mortgage Bonds for any of the following additional purposes:

(1)	to evidence the assumption by any permitted successor of FPL’s covenants in the Mortgage and in the First Mortgage Bonds,

(2)

to correct or amplify the description of any property at any time subject to the lien of the Mortgage, or better to assure, convey and confirm unto the Mortgage Trustee any property subject or required to be subjected to the lien of the Mortgage, or to subject to the lien of the Mortgage additional property,

(3)

to change, eliminate or add any provision to the Mortgage; provided that no such change, elimination or addition will adversely affect the interests of the holders of First Mortgage Bonds of any series in any material respect,

(4)	to provide for the procedures required for use of a non-certificated system of registration for the First Mortgage Bonds of all or any series,

(5)

to change any place where principal, premium, if any, and interest shall be payable, First Mortgage Bonds may be surrendered for registration of transfer or exchange, and notices and demands to FPL may be served, or

(6)

to cure any ambiguity or to make any other changes or additions to the provisions of the Mortgage if such changes or additions will not adversely affect the interests of First Mortgage Bonds of any series in any material respect.

Default and Notice Thereof. The following are defaults under the Mortgage:

(1)	failure to pay the principal of any First Mortgage Bond when due,

(2)	failure to pay interest on any First Mortgage Bond for 60 days after that interest is due,

(3)	failure to pay principal of or interest on any Qualified Lien Bond beyond any applicable grace period for the payment of that principal or interest,

(4)	failure to pay any installments of funds for retirement of First Mortgage Bonds for 60 days after that installment is due,

(5)	certain events in bankruptcy, insolvency or reorganization pertaining to FPL, and

(6)	the expiration of 90 days following notice by the Mortgage Trustee or the holders of 15% of the First Mortgage Bonds relating to any failure by FPL to perform its other covenants under the Mortgage.

Except in the case of failure to pay principal, interest or any installment for retirement of First Mortgage Bonds, the Mortgage Trustee may withhold notice of default if it believes that withholding the notice is in the interests of the holders of First Mortgage Bonds.

Upon a default, the Mortgage Trustee or holders of 25% of the First Mortgage Bonds may declare the principal and the interest due. The holders of a majority of the First Mortgage Bonds may annul that declaration if the default has been cured. No holder of First Mortgage Bonds may enforce the lien of the Mortgage unless the following things have occurred:

(1)	the holder has given the Mortgage Trustee written notice of a default,

(2)

the holders of 25% of the First Mortgage Bonds have requested the Mortgage Trustee to act and offered it reasonable opportunity to act and indemnity satisfactory to the Mortgage Trustee for the costs, expenses and liabilities that the Mortgage Trustee may incur by acting, and

(3)	the Mortgage Trustee has failed to act.

Notwithstanding the foregoing, a holder of First Mortgage Bonds has the right to sue FPL if FPL fails to pay, when due, interest or principal on those First Mortgage Bonds, unless that holder gives up that right.

The Mortgage Trustee is not required to risk its funds or incur personal liability if there is reasonable ground for believing that the repayment is not reasonably assured. The holders of a majority of the First Mortgage Bonds may direct the time, method, and place of conducting any proceedings for any remedy available to the Mortgage Trustee, or exercising any of the Mortgage Trustee’s powers.

Redemption. The redemption terms of the Bonds, if any, will be set forth in a prospectus supplement. Unless otherwise provided in the related prospectus supplement, and except with respect to Bonds redeemable at the option of the holder, Bonds will be redeemable upon notice at least 30 days prior to the redemption date. FPL has reserved the right to amend the Mortgage without any consent, vote or other action of the holders of any First Mortgage Bonds issued after January 1, 2022, including the Bonds, to provide that the Bonds will be redeemable upon notice at least 10 days prior to the redemption date. If less than all of the Bonds of any series are to be redeemed, the Mortgage Trustee will select the First Mortgage Bonds to be redeemed by proration.

Bonds selected for redemption will cease to bear interest on the redemption date. The Mortgage Trustee will pay the redemption price and any accrued interest once the Bonds are surrendered for redemption. If only part of a Bond is redeemed, the Mortgage Trustee will deliver a new Bond of the same series for the remaining portion without charge.

Any redemption at the option of FPL may be conditional upon the receipt by the Mortgage Trustee, prior to the date fixed for redemption, of money sufficient to pay the redemption price. If at the time notice of redemption is given, the redemption moneys are not on deposit with the Mortgage Trustee, then, if such notice so provides, the redemption shall be subject to the receipt of the redemption moneys before the redemption date and such notice of redemption shall be of no force or effect unless such moneys are received.

Purchase of the Bonds. FPL or its affiliates, may at any time and from time to time, purchase all or some of the Bonds at any price or prices, whether by tender, in the open market or by private agreement or otherwise, subject to applicable law.

Satisfaction and Discharge of Mortgage. The Mortgage may be satisfied and discharged if and when FPL provides for the payment of all of the First Mortgage Bonds and all other sums due under the Mortgage.

Evidence to be Furnished to the Mortgage Trustee. FPL furnishes written statements of FPL’s officers, or persons selected or paid by FPL, annually (and when certain events occur) to the Mortgage Trustee to show that FPL is in compliance with Mortgage provisions and that there are no defaults under the Mortgage. In some cases, these written statements must be provided by counsel or by an independent accountant, appraiser or engineer.

DESCRIPTION OF SENIOR DEBT SECURITIES

General. FPL may issue its senior debt securities (other than the Bonds), in one or more series, under an Indenture, dated as of November 1, 2017 between FPL and The Bank of New York Mellon, as indenture trustee or another indenture among FPL and The Bank of New York Mellon as specified in the related prospectus supplement. The indenture or indentures pursuant to which FPL Senior Debt Securities may be issued, as they may be amended and supplemented from time to time, are referred to in this prospectus as the “Indenture.” The Bank of New York Mellon, as trustee under the Indenture, is referred to in this prospectus as the “Indenture Trustee.” These senior debt securities offered pursuant to this prospectus and any applicable prospectus supplement are referred to as the “Offered Senior Debt Securities.”

The Indenture provides for the issuance from time to time of debentures, notes or other senior debt by FPL in an unlimited amount. The Offered Senior Debt Securities and all other debentures, notes or other debt of FPL issued previously or hereafter under the Indenture are collectively referred to in this prospectus as the “Senior Debt Securities.”

This section briefly summarizes some of the terms of the Offered Senior Debt Securities and some of the provisions of the Indenture. This summary does not contain a complete description of the Offered Senior Debt Securities or the Indenture. You should read this summary together with the Indenture and the officer’s certificates or other documents creating the Offered Senior Debt Securities for a complete understanding of all the provisions and for the definitions of some terms used in this summary. The Indenture, the form of officer’s certificate that may be used to create a series of Offered Senior Debt Securities and a form of Offered Senior Debt Securities have previously been filed with the SEC, and are exhibits to the registration statement filed with the SEC of which this prospectus is a part. In addition, the Indenture is or will be qualified under the Trust Indenture Act of 1939 and therefore subject to the provisions of the Trust Indenture Act of 1939. You should read the Trust Indenture Act of 1939 for a complete understanding of its provisions.

All Offered Senior Debt Securities of one series need not be issued at the same time, and a series may be re-opened for issuances of additional Offered Senior Debt Securities of such series. This means that FPL may from time to time, without notice to, or the consent of any existing holders of the previously-issued Offered Senior Debt Securities of a particular series, create and issue additional Offered Senior Debt Securities of such series. Such additional Offered Senior Debt Securities will have the same terms as the previously-issued Offered Senior Debt Securities of such series in all respects except for the issue date and, if applicable, the initial interest payment date. The additional Offered Senior Debt Securities will be consolidated and form a single series with the previously-issued Offered Senior Debt Securities of such series.

Each series of Offered Senior Debt Securities may have different terms. FPL will include some or all of the following information about a specific series of Offered Senior Debt Securities in a prospectus supplement relating to that specific series of Offered Senior Debt Securities:

(1)	the title of those Offered Senior Debt Securities,

(2)	any limit upon the aggregate principal amount of those Offered Senior Debt Securities,

(3)	the date(s) on which the principal of those Offered Senior Debt Securities will be paid,

(4)

the rate(s) of interest on those Offered Senior Debt Securities, or how the rate(s) of interest will be determined, the date(s) from which interest will accrue, the dates on which interest will be paid and the record date for any interest payable on any interest payment date,

(5)

the person to whom interest will be paid on those Offered Senior Debt Securities on any interest payment date, if other than the person in whose name those Offered Senior Debt Securities are registered at the close of business on the record date for that interest payment,

(6)	the place(s) at which or methods by which payments will be made on those Offered Senior Debt Securities and the place(s) at which or methods by which the registered owners of those Offered Senior

Debt Securities may transfer or exchange those Offered Senior Debt Securities and serve notices and demands to or upon FPL,

(7)	the security registrar and any paying agent or agents for those Offered Senior Debt Securities,

(8)

any date(s) on which, the price(s) at which and the terms and conditions upon which those Offered Senior Debt Securities may be redeemed at the option of FPL, in whole or in part, and any restrictions on those redemptions,

(9)

any sinking fund or other provisions, including any options held by the registered owners of those Offered Senior Debt Securities, that would obligate FPL to repurchase, redeem or repay those Offered Senior Debt Securities,

(10)	the denominations in which those Offered Senior Debt Securities may be issued, if other than denominations of $1,000 and any integral multiple of $1,000,

(11)	the currency or currencies in which the principal of or premium, if any, or interest on those Offered Senior Debt Securities may be paid (if other than in U.S. dollars),

(12)

if FPL or a registered owner may elect to pay, or receive, principal of or premium, if any, or interest on those Offered Senior Debt Securities in a currency other than that in which those Offered Senior Debt Securities are stated to be payable, the terms and conditions upon which that election may be made,

(13)

if the principal of or premium, if any, or interest on those Offered Senior Debt Securities may be paid in securities or other property, the type and amount of those securities or other property and the terms and conditions upon which FPL or a registered owner may elect to pay or receive those payments,

(14)

if the amount payable in respect of principal of or premium, if any, or interest on those Offered Senior Debt Securities may be determined by reference to an index or other fact or event ascertainable outside of the Indenture, the manner in which those amounts will be determined,

(15)

the portion of the principal amount of those Offered Senior Debt Securities that will be paid upon declaration of acceleration of the maturity of those Offered Senior Debt Securities, if other than the entire principal amount of those Offered Senior Debt Securities,

(16)

events of default, if any, with respect to those Offered Senior Debt Securities and covenants of FPL, if any, for the benefit of the registered owners of those Offered Senior Debt Securities, other than those specified in the Indenture or any exceptions to those specified in the Indenture,

(17)	the terms, if any, pursuant to which those Offered Senior Debt Securities may be converted into or exchanged for shares of capital stock or other securities of any other entity,

(18)

a definition of “Eligible Obligations” under the Indenture with respect to those Offered Senior Debt Securities denominated in a currency other than U.S. dollars, and whether Eligible Obligations include Investment Securities (as defined in the Indenture) with respect to those Offered Senior Debt Securities

(19)	any provisions for the reinstatement of FPL’s indebtedness in respect of those Offered Senior Debt Securities after their satisfaction and discharge,

(20)	if those Offered Senior Debt Securities will be issued in global form, necessary information relating to the issuance of those Offered Senior Debt Securities in global form,

(21)	if those Offered Senior Debt Securities will be issued as bearer securities, necessary information relating to the issuance of those Offered Senior Debt Securities as bearer securities,

(22)

any limits on the rights of the registered owners of those Offered Senior Debt Securities to transfer or exchange those Offered Senior Debt Securities or to register their transfer, and any related service charges,

(23)	any exceptions to the provisions governing payments due on legal holidays or any variations in the definition of business day with respect to those Offered Senior Debt Securities,

(24)	any collateral security, assurance, or guarantee for those Offered Senior Debt Securities, and

(25)	any other terms of those Offered Senior Debt Securities that are not inconsistent with the provisions of the Indenture. (Indenture, Section 301).

FPL may sell Offered Senior Debt Securities at a discount below their principal amount. Some of the important United States federal income tax considerations applicable to Offered Senior Debt Securities sold at a discount below their principal amount may be discussed in the related prospectus supplement. In addition, some of the important United States federal income tax or other considerations applicable to any Offered Senior Debt Securities that are denominated in a currency other than U.S. dollars may be discussed in the related prospectus supplement.

Except as otherwise stated in the related prospectus supplement, the covenants in the Indenture would not give registered owners of Offered Senior Debt Securities protection in the event of a highly-leveraged transaction involving FPL.

Security and Ranking. The Offered Senior Debt Securities will be unsecured obligations of FPL. The Indenture does not limit FPL’s ability to provide security with respect to other Senior Debt Securities. All Senior Debt Securities issued under the Indenture will rank equally and ratably with all other Senior Debt Securities issued under the Indenture, except to the extent that FPL elects to provide security with respect to any Senior Debt Security (other than the Offered Senior Debt Securities) without providing that security to all outstanding Senior Debt Securities in accordance with the Indenture. The Offered Senior Debt Securities will rank senior to any debt securities of FPL that are expressly subordinated by their terms. The Senior Debt Securities will effectively rank junior to FPL’s First Mortgage Bonds, which are secured by a lien on substantially all of the properties and franchises that FPL owns. The Indenture does not limit the aggregate amount of indebtedness that FPL may issue, guarantee or otherwise incur.

Payment and Paying Agents. Except as stated in the related prospectus supplement, on each interest payment date FPL will pay interest on each Offered Senior Debt Security to the person in whose name that Offered Senior Debt Security is registered as of the close of business on the record date relating to that interest payment date. However, on the date that the Offered Senior Debt Securities mature, FPL will pay the interest to the person to whom it pays the principal. Also, if FPL has defaulted in the payment of interest on any Offered Senior Debt Security, it may pay that defaulted interest to the registered owner of that Offered Senior Debt Security:

(1)	as of the close of business on a date that the Indenture Trustee selects, which may not be more than 15 days or less than 10 days before the date that FPL proposes to pay the defaulted interest, or

(2)

in any other lawful manner that does not violate the requirements of any securities exchange on which that Offered Senior Debt Security is listed and that the Indenture Trustee believes is practicable. (Indenture, Section 307).

Unless otherwise stated in the related prospectus supplement, the principal, premium, if any, and interest on the Offered Senior Debt Securities at maturity will be payable when such Offered Senior Debt Securities are presented at the main corporate trust office of The Bank of New York Mellon, as paying agent, in New York City. FPL may change the place of payment on the Offered Senior Debt Securities, appoint one or more additional paying agents, including FPL, and remove any paying agent. (Indenture, Section 602).

Transfer and Exchange. Unless otherwise stated in the related prospectus supplement, Offered Senior Debt Securities may be transferred or exchanged at the main corporate trust office of The Bank of New York Mellon, as security registrar, in New York City. FPL may change the place for transfer and exchange of the Offered Senior Debt Securities and may designate one or more additional places for that transfer and exchange.

Except as otherwise stated in the related prospectus supplement, there will be no service charge for any transfer or exchange of the Offered Senior Debt Securities. However, FPL may require payment of any tax or other governmental charge in connection with any transfer or exchange of the Offered Senior Debt Securities.

FPL will not be required to transfer or exchange any Offered Senior Debt Security selected for redemption. Also, FPL will not be required to transfer or exchange any Offered Senior Debt Security during a period of 15 days before (i) notice is to be given identifying the Offered Senior Debt Securities selected to be redeemed, and (ii) an Interest Payment Date. (Indenture, Section 305).

Defeasance. FPL may, at any time, elect to have all of its obligations discharged with respect to all or a portion of any Senior Debt Securities. To do so, FPL must irrevocably deposit with the Indenture Trustee or any paying agent, in trust:

(1)

money in an amount that will be sufficient to pay all or that portion of the principal, premium, if any, and interest due and to become due on those Senior Debt Securities, on or prior to their maturity, or

(2)	in the case of a deposit made prior to the maturity of that series of Senior Debt Securities,

(a)

direct obligations of, or obligations unconditionally guaranteed by, the United States and entitled to the benefit of its full faith and credit that do not contain provisions permitting their redemption or other prepayment at the option of their issuer,

(b)

certificates, depositary receipts or other instruments that evidence a direct ownership interest in those obligations or in any specific interest or principal payments due in respect of those obligations that do not contain provisions permitting their redemption or other prepayment at the option of their issuer, and

(c)	certain other investment-grade securities specified in the Indenture,

the principal of and the interest on which, when due, without any regard to reinvestment of that principal or interest, will provide money that, together with any money deposited with or held by the Indenture Trustee, will be sufficient to pay all or that portion of the principal, premium, if any, and interest due and to become due on those Senior Debt Securities, on or prior to their maturity, or

(3)

a combination of (1) and (2) that will be sufficient to pay all or that portion of the principal, premium, if any, and interest due and to become due on those Senior Debt Securities, on or prior to their maturity. (Indenture, Section 701).

Redemption. The redemption terms of the Offered Senior Debt Securities, if any, will be set forth in a prospectus supplement. Unless otherwise provided in the related prospectus supplement, and except with respect to Offered Senior Debt Securities redeemable at the option of the holder, Offered Senior Debt Securities will be redeemable upon notice between 10 and 60 days prior to the redemption date. If less than all of the Offered Senior Debt Securities of any series or any tranche thereof are to be redeemed and are held in certificated form, the Indenture Trustee will select the Offered Senior Debt Securities to be redeemed by lot. However, if the Offered Senior Debt Securities are held in book-entry form, the Offered Senior Debt Securities to be redeemed shall be selected in accordance with the procedures of the applicable depositary. (Indenture, Sections 403 and 404).

Offered Senior Debt Securities selected for redemption will cease to bear interest on the redemption date. The paying agent will pay the redemption price and any accrued interest once the Offered Senior Debt Securities are surrendered for redemption. (Indenture, Section 405). Except as stated in the related prospectus supplement, on the redemption date FPL will pay interest on the Offered Senior Debt Securities being redeemed to the person to whom it pays the redemption price. If only part of an Offered Senior Debt Security is redeemed, the Indenture Trustee may deliver a new Offered Senior Debt Security of the same series for the remaining portion without charge. (Indenture, Section 406).

Any redemption at the option of FPL may be conditional upon the receipt by the paying agent, on or prior to the date fixed for redemption, of money sufficient to pay the redemption price. If at the time notice of redemption is given, the redemption moneys are not on deposit with the paying agent, then, if such notice so provides, the redemption shall be subject to the receipt of the redemption moneys on or before the Redemption Date and such notice of redemption shall be of no force or effect unless such moneys are received. (Indenture, Section 404).

Purchase of the Offered Senior Debt Securities. FPL or its affiliates, may at any time and from time to time, purchase all or some of the Offered Senior Debt Securities at any price or prices, whether by tender, in the open market or by private agreement or otherwise, subject to applicable law.

Consolidation, Merger, and Sale of Assets. Under the Indenture, FPL may not consolidate with or merge into any other entity or convey, transfer or lease its properties and assets substantially as an entirety to any entity, unless:

(1)

the entity formed by that consolidation, or the entity into which FPL is merged, or the entity that acquires or leases FPL’s properties and assets, is an entity organized and existing under the laws of the United States, any state or the District of Columbia and that entity expressly assumes FPL’s obligations on all Senior Debt Securities and under the Indenture,

(2)

immediately after giving effect to the transaction, no event of default under the Indenture and no event that, after notice or lapse of time or both, would become an event of default under the Indenture exists, and

(3)	FPL delivers an officer’s certificate and an opinion of counsel to the Indenture Trustee, as provided in the Indenture. (Indenture, Section 1101).

The Indenture does not prevent or restrict:

(a)	any consolidation or merger after the consummation of which FPL would be the surviving or resulting entity,

(b)

any consolidation of FPL with any other entity all of the outstanding voting securities of which are owned, directly or indirectly, by FPL, or any merger of any such entity into any other of such entities, or any conveyance or other transfer, or lease, of properties or assets by any thereof to any other thereof,

(c)	any conveyance or other transfer, or lease, of any part of the properties or assets of FPL which does not constitute the entirety, or substantially the entirety, thereof,

(d)

the approval by FPL of or the consent by FPL to any consolidation or merger to which any direct or indirect subsidiary or affiliate of FPL may be a party, or any conveyance, transfer or lease by any such subsidiary or affiliate of any or all of its properties or assets, or

(e)	any other transaction not contemplated by (1), (2) or (3) in the preceding paragraph. (Indenture, Section 1103).

Events of Default. Each of the following is an event of default under the Indenture with respect to the Senior Debt Securities of any series:

(1)	failure to pay interest on the Senior Debt Securities of that series within 30 days after it is due,

(2)	failure to pay principal or premium, if any, on the Senior Debt Securities of that series when it is due,

(3)

failure to perform, or breach of, any other covenant or warranty in the Indenture, other than a covenant or warranty that does not relate to that series of Senior Debt Securities, that continues for 90 days after (i) FPL receives written notice of such failure to comply from the Indenture Trustee or (ii) FPL and the Indenture Trustee receive written notice of such failure to comply from the registered owners of at least 33% in principal amount of the Senior Debt Securities of that series,

(4)	certain events of bankruptcy, insolvency or reorganization of FPL, or

(5)	any other event of default specified with respect to the Senior Debt Securities of that series. (Indenture, Section 801).

In the case of an event of default listed in item (3) above, the Indenture Trustee may extend the grace period. In addition, if registered owners of a particular series have given a notice of default, then registered owners of at least the same percentage of Senior Debt Securities of that series, together with the Indenture Trustee, may also extend the grace period. The grace period will be automatically extended if FPL has initiated and is diligently pursuing corrective action in good faith. (Indenture, Section 801). An event of default with respect to the Senior Debt Securities of a particular series will not necessarily constitute an event of default with respect to Senior Debt Securities of any other series issued under the Indenture.

Remedies. If an event of default applicable to the Senior Debt Securities of one or more series, but not applicable to all outstanding Senior Debt Securities, exists, then either (i) the Indenture Trustee or (ii) the registered owners of at least 33% in aggregate principal amount of the Senior Debt Securities of each of the affected series may declare the principal of and accrued but unpaid interest on all the Senior Debt Securities of that series to be due and payable immediately. (Indenture, Section 802). However, under the Indenture, some Senior Debt Securities may provide for a specified amount less than their entire principal amount to be due and payable upon that declaration. Such a Senior Debt Security is defined as a “Discount Security” in the Indenture.

If an event of default is applicable to all outstanding Senior Debt Securities, then either (i) the Indenture Trustee or (ii) the registered owners of at least 33% in aggregate principal amount of all outstanding Senior Debt Securities of all series, voting as one class, and not the registered owners of any one series, may make a declaration of acceleration. However, the event of default giving rise to the declaration relating to any series of Senior Debt Securities will be automatically waived, and that declaration and its consequences will be automatically rescinded and annulled, if, at any time after that declaration and before a judgment or decree for payment of the money due has been obtained:

(1)	FPL pays or deposits with the Indenture Trustee a sum sufficient to pay:

(a)	all overdue interest, if any, on all Senior Debt Securities of that series then outstanding,

(b)	the principal of and any premium on any Senior Debt Securities of that series that have become due for reasons other than that declaration, and interest that is then due,

(c)	interest on overdue interest for that series, and

(d)	all amounts then due to the Indenture Trustee under the Indenture, and

(2)

if, after application of money paid or deposited as described in item (1) above, Senior Debt Securities of that series would remain outstanding, any other event of default with respect to the Senior Debt Securities of that series has been cured or waived as provided in the Indenture. (Indenture, Section 802).

Other than its obligations and duties in case of an event of default under the Indenture, the Indenture Trustee is not obligated to exercise any of its rights or powers under the Indenture at the request or direction of any of the registered owners of the Senior Debt Securities, unless those registered owners offer reasonable indemnity to the Indenture Trustee. (Indenture, Section 903). If they provide this reasonable indemnity, the registered owners of a majority in principal amount of any series of Senior Debt Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee, or exercising any trust or power conferred on the Indenture Trustee, with respect to the Senior Debt Securities of that series. However, if an event of default under the Indenture relates to more than one series of Senior Debt Securities, only the registered owners of a majority in aggregate principal amount of all affected series of Senior Debt Securities, considered as one class, will have the right to make that direction. Also, the direction must not violate any law or the Indenture, and may not expose the Indenture Trustee to personal liability in circumstances where the indemnity would not, in the Indenture Trustee’s sole discretion, be adequate, and the Indenture Trustee may take any other action that it deems proper and not inconsistent with such direction. (Indenture, Section 812).

A registered owner of a Senior Debt Security has the right to institute a suit for the enforcement of payment of the principal of or premium, if any, or interest on that Senior Debt Security on or after the applicable due date specified in that Senior Debt Security. (Indenture, Section 808). No registered owner of Senior Debt Securities of any series will have any other right to institute any proceeding under the Indenture, or any other remedy under the Indenture, unless:

(1)	that registered owner has previously given to the Indenture Trustee written notice of a continuing event of default with respect to the Senior Debt Securities of that series,

(2)

the registered owners of a majority in aggregate principal amount of the outstanding Senior Debt Securities of all series in respect of which an event of default under the Indenture exists, considered as one class, have made written request to the Indenture Trustee to institute that proceeding in its own name as trustee, and have offered reasonable indemnity to the Indenture Trustee against related costs, expenses and liabilities,

(3)	the Indenture Trustee for 60 days after its receipt of that notice, request and offer of indemnity has failed to institute any such proceeding, and

(4)

no direction inconsistent with that request was given to the Indenture Trustee during this 60 day period by the registered owners of a majority in aggregate principal amount of the outstanding Senior Debt Securities of all series in respect of which an event of default under the Indenture exists, considered as one class. (Indenture, Section 807).

FPL is required to deliver to the Indenture Trustee an annual statement as to its compliance with all conditions and covenants under the Indenture. (Indenture, Section 606).

Modification and Waiver. Without the consent of any registered owner of Senior Debt Securities, FPL and the Indenture Trustee may amend or supplement the Indenture for any of the following purposes:

(1)

to provide for the assumption by any permitted successor to FPL of FPL’s obligations under the Indenture and the Senior Debt Securities in the case of a merger or consolidation or a conveyance, transfer or lease of FPL’s properties and assets substantially as an entirety,

(2)	to add covenants of FPL or to surrender any right or power conferred upon FPL by the Indenture,

(3)	to add any additional events of default,

(4)

to change, eliminate or add any provision of the Indenture, provided that if that change, elimination or addition will materially adversely affect the interests of the registered owners of Senior Debt Securities of any series or tranche, that change, elimination or addition will become effective with respect to that particular series or tranche only

(a)	when the required consent of the registered owners of Senior Debt Securities of that particular series or tranche has been obtained, or

(b)	when no Senior Debt Securities of that particular series or tranche remain outstanding under the Indenture,

(5)	to provide collateral security for all but not a part of the Senior Debt Securities,

(6)	to create the form or terms of Senior Debt Securities of any other series or tranche,

(7)	to provide for the authentication and delivery of bearer securities and the related coupons and for other matters relating to those bearer securities,

(8)

to accept the appointment of a successor Indenture Trustee or co-trustee with respect to the Senior Debt Securities of one or more series and to change any of the provisions of the Indenture as necessary to provide for the administration of the trusts under the Indenture by more than one trustee,

(9)	to add procedures to permit the use of a non-certificated system of registration for all, or any series or tranche of, the Senior Debt Securities,

(10)	to change any place where

(a)	the principal of and premium, if any, and interest on all, or any series or tranche of, Senior Debt Securities are payable,

(b)	all, or any series or tranche of, Senior Debt Securities may be surrendered for registration, transfer or exchange, and

(c)	notices and demands to or upon FPL in respect of Senior Debt Securities and the Indenture may be served,

(11)

to cure any ambiguity or inconsistency or to add or change any other provisions with respect to matters and questions arising under the Indenture, provided those changes or additions may not materially adversely affect the interests of the registered owners of Senior Debt Securities of any series or tranche, or

(12)

to amend and restate the Indenture in its entirety, but with such additions, deletions and other changes as shall not adversely affect the interests of the holders of Senior Debt Securities of any series or tranche in any material respect. (Indenture, Section 1201).

The registered owners of a majority in aggregate principal amount of the Senior Debt Securities of all series then outstanding may waive compliance by FPL with certain restrictive provisions of the Indenture. (Indenture, Section 607). The registered owners of a majority in principal amount of the outstanding Senior Debt Securities of any series may waive any past default under the Indenture with respect to that series, except a default in the payment of principal, premium, if any, or interest and a default with respect to certain restrictive covenants or provisions of the Indenture that cannot be modified or amended without the consent of the registered owner of each outstanding Senior Debt Security of that series affected. (Indenture, Section 813).

In addition to any amendments described above, if the Trust Indenture Act of 1939 is amended after the date of the Indenture in a way that requires changes to the Indenture or in a way that permits changes to, or the elimination of, provisions that were previously required by the Trust Indenture Act of 1939, the Indenture will be deemed to be amended to conform to that amendment of the Trust Indenture Act of 1939 or to make those changes, additions or eliminations. FPL and the Indenture Trustee may, without the consent of any registered owners, enter into supplemental indentures to make that amendment. (Indenture, Section 1201).

Except for any amendments described above, the consent of the registered owners of a majority in aggregate principal amount of the Senior Debt Securities of all series then outstanding, considered as one class, is required for all other modifications to the Indenture. However, if less than all of the series of Senior Debt Securities outstanding are directly affected by a proposed supplemental indenture, then the consent only of the registered owners of a majority in aggregate principal amount of outstanding Senior Debt Securities of all directly affected series, considered as one class, is required. But, if FPL issues any series of Senior Debt Securities in more than one tranche and if the proposed supplemental indenture directly affects the rights of the registered owners of Senior Debt Securities of less than all of those tranches, then the consent only of the registered owners of a majority in aggregate principal amount of the outstanding Senior Debt Securities of all directly affected tranches, considered as one class, will be required. However, none of those amendments or modifications may:

(1)	change the dates on which the principal of or interest on a Senior Debt Security is due without the consent of the registered owner of that Senior Debt Security,

(2)

reduce any Senior Debt Security’s principal amount or rate of interest (or the amount of any installment of that interest) or change the method of calculating that rate without the consent of the registered owner of that Senior Debt Security,

(3)	reduce any premium payable upon the redemption of a Senior Debt Security without the consent of the registered owner of that Senior Debt Security,

(4)	change the currency (or other property) in which a Senior Debt Security is payable without the consent of the registered owner of that Senior Debt Security,

(5)

impair the right to sue to enforce payments on any Senior Debt Security on or after the date that it states that the payment is due (or, in the case of redemption, on or after the redemption date) without the consent of the registered owner of that Senior Debt Security,

(6)

reduce the percentage in principal amount of the outstanding Senior Debt Securities of any series or tranche whose owners must consent to an amendment, supplement or waiver without the consent of the registered owner of each outstanding Senior Debt Security of that particular series or tranche,

(7)	reduce the requirements for quorum or voting of any series or tranche without the consent of the registered owner of each outstanding Senior Debt Security of that particular series or tranche, or

(8)

modify certain of the provisions of the Indenture relating to supplemental indentures, waivers of certain covenants and waivers of past defaults with respect to the Senior Debt Securities of any series or tranche, without the consent of the registered owner of each outstanding Senior Debt Security affected by the modification.

A supplemental indenture that changes or eliminates any provision of the Indenture that has expressly been included only for the benefit of one or more particular series or tranches of Senior Debt Securities, or that modifies the rights of the registered owners of Senior Debt Securities of that particular series or tranche with respect to that provision, will not affect the rights under the Indenture of the registered owners of the Senior Debt Securities of any other series or tranche. (Indenture, Section 1202).

The Indenture provides that, in order to determine whether the registered owners of the required principal amount of the outstanding Senior Debt Securities have given any request, demand, authorization, direction, notice, consent or waiver under the Indenture, or whether a quorum is present at the meeting of the registered owners of Senior Debt Securities, Senior Debt Securities owned by FPL or any other obligor upon the Senior Debt Securities or any affiliate of FPL or of that other obligor (unless FPL, that affiliate or that obligor owns all Senior Debt Securities outstanding under the Indenture, determined without regard to this provision), will be disregarded and deemed not to be outstanding. (Indenture, Section 101).

If FPL solicits any action under the Indenture from registered owners of Senior Debt Securities, FPL may, at its option, fix in advance a record date for determining the registered owners of Senior Debt Securities entitled to take that action, but FPL will not be obligated to do so. If FPL fixes such a record date, that action may be taken before or after that record date, but only the registered owners of record at the close of business on that record date will be deemed to be registered owners of Senior Debt Securities for the purposes of determining whether registered owners of the required proportion of the outstanding Senior Debt Securities have authorized that action. For these purposes, the outstanding Senior Debt Securities will be computed as of the record date. Any action of a registered owner of any Senior Debt Security under the Indenture will bind every future registered owner of that Senior Debt Security, or any Senior Debt Security replacing that Senior Debt Security, with respect to anything that the Indenture Trustee or FPL do, fail to do, or allow to be done in reliance on that action, whether or not that action is noted upon that Senior Debt Security. (Indenture, Section 104).

Resignation and Removal of Indenture Trustee. The Indenture Trustee may resign at any time with respect to any series of Senior Debt Securities by giving written notice of its resignation to FPL. Also, the registered owners of a majority in principal amount of the outstanding Senior Debt Securities of one or more series of Senior Debt Securities may remove the Indenture Trustee at any time with respect to the Senior Debt Securities of that series, by delivering an instrument evidencing this action to the Indenture Trustee and FPL. The resignation or removal of the Indenture Trustee and the appointment of a successor trustee will not become effective until a successor trustee accepts its appointment.

Except with respect to a trustee under the Indenture appointed by the registered owners of Senior Debt Securities, the Indenture Trustee will be deemed to have resigned and the successor will be deemed to have been appointed as trustee in accordance with the Indenture if:

(1)	no event of default under the Indenture or event that, after notice or lapse of time, or both, would become an event of default under the Indenture exists, and

(2)

FPL has delivered to the Indenture Trustee a resolution of its Board of Directors appointing a successor trustee and that successor trustee has accepted that appointment in accordance with the terms of the Indenture. (Indenture, Section 910).

Notices. Notices to registered owners of Senior Debt Securities will be sent by mail to the addresses of those registered owners as they appear in the security register for those Senior Debt Securities. (Indenture, Section 106).

Title. FPL, the Indenture Trustee, and any agent of FPL or the Indenture Trustee, may treat the person in whose name a Senior Debt Security is registered as the absolute owner of that Senior Debt Security, whether or not that Senior Debt Security is overdue, for the purpose of making payments and for all other purposes, regardless of any notice to the contrary. (Indenture, Section 308).

Governing Law. The Indenture and the Senior Debt Securities will be governed by, and construed in accordance with, the laws of the State of New York, without regard to conflict of laws principles thereunder. (Indenture, Section 112).

DESCRIPTION OF SUBORDINATED DEBT SECURITIES

FPL may issue its subordinated debt securities, in one or more series, under one or more indentures between FPL and The Bank of New York Mellon, as trustee. The terms of any offered subordinated debt securities and the applicable indenture will be described in a prospectus supplement.

INFORMATION CONCERNING THE TRUSTEES

FPL and its affiliates, including NEE and NextEra Energy Capital Holdings, Inc., maintain various banking and trust relationships with Deutsche Bank Trust Company Americas. In addition, FPL, NEE and its subsidiaries, including NextEra Energy Capital Holdings, Inc., and various of their affiliates maintain various banking and trust relationships with The Bank of New York Mellon and its affiliates. The Bank of New York Mellon acts, or would act, as (i) Indenture Trustee, security registrar and paying agent under the Indenture described under “Description of Senior Debt Securities” above, (ii) as trustee under indentures for debt securities of NextEra Energy Capital Holdings, Inc. and NextEra Energy, Inc., (iii) as trustee under a guarantee agreement for NextEra Energy Capital Holdings, Inc. debt securities by NextEra Energy, Inc. and (iv) as purchase contract agent under a NextEra Energy, Inc. purchase contract agreement.

PLAN OF DISTRIBUTION

FPL may sell the securities offered pursuant to this prospectus (“Offered Securities”):

(1)	through underwriters or dealers,

(2)	through agents, or

(3)	directly to one or more purchasers.

This prospectus may be used in connection with any offering of securities through any of these methods or other methods described in the applicable prospectus supplement.

Through Underwriters or Dealers. If FPL uses underwriters in the sale of the Offered Securities, the underwriters will acquire the Offered Securities for their own account. The underwriters may resell the Offered Securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The underwriters may sell the Offered Securities directly or through underwriting syndicates represented by managing underwriters. Unless otherwise stated in the prospectus supplement relating to the Offered Securities, the obligations of the underwriters to purchase those Offered Securities will be subject to certain conditions, and the underwriters will be obligated to purchase all of those Offered Securities if they purchase any of them. If FPL uses a dealer in the sale, FPL will sell the Offered Securities to the dealer as principal. The dealer may then resell those Offered Securities at varying prices determined at the time of resale.

Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Through Agents. FPL may designate one or more agents to sell the Offered Securities. Unless otherwise stated in a prospectus supplement, the agents will agree to use their best efforts to solicit purchases for the period of their appointment.

Directly. FPL may sell the Offered Securities directly to one or more purchasers. In this case, no underwriters, dealers or agents would be involved.

General Information. A prospectus supplement will state the name of any underwriter, dealer or agent and the amount of any compensation, underwriting discounts or concessions paid, allowed or reallowed to them. A prospectus supplement will also state the proceeds to FPL from the sale of the Offered Securities, any initial public offering price and other terms of the offering of those Offered Securities.

FPL may authorize underwriters, dealers or agents to solicit offers by certain institutions to purchase the Offered Securities from FPL at the public offering price and on the terms described in the related prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future.

The Offered Securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms, which are referred to herein as the “remarketing firms,” acting as principals for their own accounts or as agent for FPL, as applicable. Any remarketing firm will be identified and the terms of its agreement, if any, with FPL, and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act of 1933, in connection with the securities remarketed thereby.

FPL may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by FPL or borrowed from any of them or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from FPL in settlement of those derivatives to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement.

FPL may have agreements to indemnify underwriters, dealers and agents against, or to contribute to payments which the underwriters, dealers and agents may be required to make in respect of, certain civil liabilities, including liabilities under the Securities Act of 1933.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference from Florida Power & Light Company’s Annual Report on Form 10-K, and the effectiveness of Florida Power & Light Company and subsidiaries’ internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

LEGAL OPINIONS

Morgan, Lewis & Bockius LLP, New York, New York and Squire Patton Boggs (US) LLP, co-counsel to FPL, will pass upon the legality of the Offered Securities for FPL. Hunton Andrews Kurth LLP, New York, New York, will pass upon the legality of the Offered Securities for any underwriters, dealers or agents. Morgan, Lewis & Bockius LLP and Hunton Andrews Kurth LLP may rely as to all matters of Florida law upon the opinion of Squire Patton Boggs (US) LLP. Squire Patton Boggs (US) LLP may rely as to all matters of New York law upon the opinion of Morgan, Lewis & Bockius LLP. From time to time, Hunton Andrews Kurth LLP acts as counsel to affiliates of FPL for some matters.

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement or in any written communication from FPL specifying the final terms of a particular offering of securities. FPL has not authorized anyone else to provide you with additional or different information. FPL is not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents or that the information incorporated by reference is accurate as of any date other than the date of the document incorporated by reference.

Florida Power & Light Company

$

$     First Mortgage Bonds,    % Series due June 15, 2029

$     First Mortgage Bonds,    % Series due June 15, 2034

$     First Mortgage Bonds,    % Series due June 15, 2054

PROSPECTUS SUPPLEMENT

May , 2024

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